Exhibit 10.5

Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of April 25, 2023 (the “Effective Date”) between CROSS RIVER BANK, a New Jersey state-chartered bank (“Bank”), SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (“Borrower”) and SL FINANCIAL HOLDINGS, INC., as guarantor (the “Guarantor”). The parties agree as follows:

1.            LOAN AND TERMS OF PAYMENT

1.1          Term Loans.

(a)            Tranche 1 Term Loans. Subject to the terms and conditions of this Agreement, Bank shall make advances of Tranche 1 Term Loans on the Effective Date and, other than in the case of the Tranche 1 Initial Advance, each subsequent Tranche 1 Term Loan Advance Date not exceeding the aggregate amount of the Tranche 1 Commitments. Amounts borrowed as Tranche 1 Term Loans may be prepaid or repaid subject to the applicable terms and conditions precedent herein. Tranche 1 Commitments, once borrowed, may not be reborrowed and shall terminate upon the funding thereof.

(b)            Tranche 2 Term Loans. Subject to the terms and conditions of this Agreement, Bank shall make advances of Tranche 2 Term Loans on the Effective Date and on each subsequent Tranche 2 Term Loan Advance Date not exceeding the aggregate amount of the outstanding Tranche 2 Commitments. Amounts borrowed as Tranche 2 Term Loans may be prepaid or repaid subject to the applicable terms and conditions precedent herein. Tranche 2 Commitments, once borrowed, may not be reborrowed.

1.2          Interest and Fee Computation. Accrued interest and fees shall be computed for actual number of days occurring in the period for which such interest or fee is payable, as set forth in Section 1.3 or Section 1.4, as applicable, on the basis of a year of three hundred sixty-five (365) days.  Under this Agreement, (i) whenever any interest or fee (including the Unused Fee) under this Agreement is calculated using a rate based upon a year of 365 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (A) the applicable rate based on a year of 365 days, as the case may be, (B) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

1.3           Payment of Interest.

(a)            Interest Payments.

(i)              Interest on the principal amount of each Advance is payable in arrears (A) on the tenth (10th) Business Day of each month commencing with the first full month after the Effective Date and accruing (i) with respect to the first interest period, as of April 25, 2023 through May 31, 2023, and (ii) with respect to each subsequent interest period, retroactively as of the first day of such month, (B) on the date of any prepayment and (C) on the Maturity Date. Any interest paid in kind will be capitalized on the interest payment date by being added to the principal amount of the applicable Advance, retroactively as of the first day of the current month.

(ii)            With respect to interest due and payable in accordance with Section 1.3(a)(i), (A) for the first nine (9) months succeeding the Effective Date, such interest shall be paid in kind, and (B) thereafter, half of such interest shall be paid in kind and half of such interest shall be paid in cash.

(b)            Interest Rate.

(i)             Tranche 1 Term Loans Subject to Section 1.3(c), the outstanding principal amount of any Tranche 1 Term Loans shall accrue interest commencing on the date of each respective Tranche 1 Term Loan Advance at a floating rate per annum equal to [TEXT REDACTED] plus the greater of (1) 1 Month SOFR and [TEXT REDACTED], which interest shall be payable in accordance with Section 1.3(a); provided, that with respect to the period of April 25, 2023 through April 30, 2023, 1 Month SOFR shall be determined as of March 29, 2023.

(ii)            Tranche 2 Term Loans. Subject to Section 1.3(c), the outstanding principal amount of any Tranche 2 Term Loans shall accrue interest commencing on the date of each respective Eligible LPA Event corresponding to a Tranche 2 Term Loan Advance, notwithstanding the date of such Credit Extension, at a fixed rate per annum equal to fourteen percent (14.0%), which interest shall be payable in accordance with Section 1.3(a).

(c)            Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is [TEXT REDACTED] above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 1.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d)            Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to SOFR shall be effective on the effective date of any change to the SOFR and to the extent of such change.

(e)            Amortization. Commencing with the first full month after the first anniversary of the Effective Date, the Borrower shall make equal monthly principal payments on the tenth (10th) Business Day of each month retroactively as of the first day of the current month, in an amount equal to four percent (4.0%) of the aggregate principal amount of the Advances funded or deemed funded through the first anniversary of the Effective Date. On the Maturity Date, all remaining unpaid amounts of principal and interest shall be repaid in full.

(f)            Cap on Interest. At no time shall interest accrue or be payable in an amount greater than the maximum amount allowable by law.

1.4          Fees. Borrower shall pay to Bank:

(a)            Upfront Fee. A fully earned, non-refundable fee in an amount equal to $2,658,000 payable in kind on the Effective Date and added to the outstanding amount of the Tranche 1 Term Loans and Tranche 2 Term Loans, as applicable.

(b)            Unused Fee. A fully earned, non-refundable fee in an amount equal to fourteen percent (14.0%) per annum of the difference between (a) the Maximum Covered Loan Sale Amount minus the aggregate amount of any commitment reductions with respect to Tranche 2 Term Loans since the Effective Date and (b) the aggregate principal amount of Tranche 2 Term Loans then outstanding, accruing on the last day of each month and payable monthly in kind and added to the outstanding amount of Tranche 2 Term Loans on the tenth (10th) Business Day of the following month, retroactively as of the first day of such month.

(c)            Bank Expenses. All Bank Expenses incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 1.4 pursuant to the terms of Section 1.5(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 1.4.

1.5          Payments; Application of Payments; Debit of Accounts.

(a)            All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff, counterclaim, or deduction, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)            Other than as set forth herein, Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)            Bank may debit Borrower’s designated deposit account maintained with Bank for principal and interest payments or any other amounts Borrower owes Bank when due under the Loan Documents. These debits shall not constitute a set-off.

1.6          Prepayments.

(a)            Optional Prepayments. Borrower may, at its option, prepay Tranche 1 Term Loans or Tranche 2 Term Loans or permanently reduce and terminate unused loan commitments, or any combination of the foregoing, in each case, in part or full at any time prior to the Maturity Date without penalty or premium.

(b)            Mandatory Prepayments.

(i)             Borrower shall prepay an aggregate principal amount of Tranche 1 Term Loans or Tranche 2 Term Loans (to be allocated between the Tranche 1 Term Loans and Tranche 2 Term Loans at its option) in an amount equal to the sum of (A) [TEXT REDACTED] of Discretionary Cash in excess of [TEXT REDACTED] and (B) [TEXT REDACTED] of Discretionary Cash in excess of [TEXT REDACTED], in each case, tested on the third Friday of each month (each such date, a “Discretionary Cash Test Date”) (less any cash interest payments and amortization payments made at the end of such month) and payable on the tenth (10th) Business Day of the month immediately after such Discretionary Cash Test Date; provided that any such prepayment amount shall be applied first to amortization payments in order of maturity; and provided further that to the extent the Borrower issues any common or preferred equity interests or incurs any non-cash pay debt subordinated to the Tranche 1 Term Loans or Tranche 2 Term Loans (with the terms of such subordination satisfactory to the Bank in its sole discretion), the threshold set forth in the foregoing clause (B) shall be increased by an amount equal to [TEXT REDACTED] of the net cash proceeds of such common or preferred equity interests or subordinated debt.

(ii)            Borrower shall prepay the full amount of all outstanding Tranche 1 Term Loans and Tranche 2 Term Loans, including all accrued and unpaid interest and fees immediately upon (A) the occurrence of any Change in Control, (B) the liquidation or winding up of, or sale or all or substantially all assets of, the Borrower (other than as permitted hereunder); or (C) any merger, amalgamation or consolidation of the Borrower with any other Person (other than as permitted hereunder).

(iii)            Borrower shall prepay all amounts at any time outstanding equal to the excess of (x) the aggregate outstanding principal amount of Tranche 1 Term Loans and Tranche 2 Term Loans (including any capitalized interest) plus the outstanding amount of accrued and unpaid interest, fees, Upfront Fees and Unused Fees at any time over (y) $100,000,000.00.

1.7            Change in Circumstances.

(a)            Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Bank, (ii) subject Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If Bank determines that any Change in Law affecting Bank regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital as a consequence of this Agreement, any term loan facility, or the Credit Extensions made by Bank to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for any such reduction suffered.

(c)            Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to this Section 1.7 shall not constitute a waiver of Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate Bank pursuant to subsection (a) for any increased costs incurred or reductions suffered more than six (6) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period shall be extended to include the period of retroactive effect).

1.8          Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.8) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)            Tax Indemnification. Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.8) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.

(d)            Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.8, Borrower shall deliver to Bank a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.

(e)            Status of Bank. If Bank (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, including U.S. federal withholding taxes imposed by FATCA, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank (including any assignee or successor), if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Bank (including any assignee or successor) shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or W-8IMY is applicable, as well as any applicable supporting documentation or certifications.

(f)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.8 (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

1.9          Procedures for Borrowing.

(a)            Tranche 1 Initial Advance. Subject to the prior satisfaction of all other applicable conditions to the making of an advance of Tranche 1 Term Loans set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Eastern time on the Effective Date), to obtain the Tranche 1 Initial Advance, Borrower shall notify Bank (which notice shall be irrevocable) by 11:59 p.m. Eastern time on the date that is one day preceding the Effective Date. Such notice shall be made by electronic mail or by telephone and, together with any such notification, Borrower shall deliver to Bank by electronic mail a completed Advance Request Form executed by an Authorized Signer. Bank may rely on any telephone notice given by a person whom Bank believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request the Tranche 1 Initial Advance (which requirement may be deemed satisfied by the prior delivery of resolutions or a secretary’s certificate that certifies as to such Board approval). Bank may make the Tranche 1 Initial Advance under this Agreement based on instructions from an Authorized Signer. Bank shall credit proceeds of the Tranche 1 Initial Advance to the Designated Deposit Account.

(b)            Subsequent Tranche 1 Term Loan Advances. Other than with respect to the Tranche 1 Initial Advance, subject to the prior satisfaction of all other applicable conditions to the making of an advance of Tranche 1 Term Loans set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Eastern time on the appliable Tranche 1 Term Loan Advance Date), to obtain a Tranche 1 Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Eastern time on the date that is three Business Days preceding the applicable Tranche 1 Term Loan Advance Date (unless waived by the Bank). Such notice shall be made by electronic mail or by telephone and, together with any such notification, Borrower shall deliver to Bank by electronic mail a completed Advance Request Form and delivering an executed supplement to the Rollover Agreement, in each case executed by an Authorized Signer. Bank may rely on any telephone notice given by a person whom Bank believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request advances of Tranche 1 Term Loans (which requirement may be deemed satisfied by the prior delivery of resolutions or a secretary’s certificate that certifies as to such Board approval). Bank may make advances of Tranche 1 Term Loans under this Agreement based on instructions from an Authorized Signer. Bank shall make the advance of Tranche 1 Term Loans by accepting the applicable supplement to the Rollover Agreement, upon the effectiveness of which supplement in accordance with the Rollover Agreement, a Tranche 1 Term Loan in an amount equal to the applicable Rollover Amount shall be deemed to have been made for all purposes hereunder.

(c)            Tranche 2 Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an advance of Tranche 2 Term Loans set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Eastern time on the appliable Tranche 2 Term Loan Advance Date), to obtain a Tranche 2 Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Eastern time on the date that is three Business Days preceding the applicable Tranche 2 Term Loan Advance Date (unless waived by the Bank). Such notice shall be made by electronic mail or by telephone and, together with any such notification, Borrower shall deliver to Bank by electronic mail a completed Advance Request Form and delivering an executed supplement to the Rollover Agreement, in each case executed by an Authorized Signer. Bank may rely on any telephone notice given by a person whom Bank believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request advances of Tranche 2 Term Loans (which requirement may be deemed satisfied by the prior delivery of resolutions or a secretary’s certificate that certifies as to such Board approval). Bank may make advances of Tranche 2 Term Loans under this Agreement based on instructions from an Authorized Signer. Bank shall make the advance of Tranche 2 Term Loans by accepting the applicable supplement to the Rollover Agreement, upon the effectiveness of which supplement in accordance with the Rollover Agreement, a Tranche 2 Term Loan in an amount equal to the applicable Rollover Amount shall be deemed to have been made for all purposes hereunder.

1.10       Benchmark Replacement Setting. In the event of a Benchmark Transition Event, the Borrower and Bank shall negotiate in good faith an amendment with then-customary market practice to effect a transition from the Benchmark to a new benchmark rate in respect of this Agreement.

2.            CONDITIONS OF CREDIT EXTENSIONS

2.1          Conditions Precedent to Effective Date and Initial Credit Extension. The effectiveness of this Agreement and Bank’s obligation to make the initial Credit Extension are subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)            duly executed Loan Documents;

(b)            the Operating Documents of each Loan Party and long-form good standing certificates of each Loan Party certified by the Secretary of State of the State (or equivalent agency) of such Loan Party’s jurisdiction of organization, in each case as of a date no earlier than thirty (30) days prior to the Effective Date;

(c)            certificate duly executed by a Responsible Officer or secretary of each Loan Party attaching (i) its Operating Documents, (ii) customary authorizing resolutions, (iii) incumbency signatures and (iv) each good standing certificate described in clause (b) above;

(d)            duly executed payoff letter from [TEXT REDACTED];

(e)            evidence that (i) the Liens securing Indebtedness owed by Borrower to [TEXT REDACTED] under the Existing Credit Facility will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation financing statements with file number [TEXT REDACTED] and any other financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;

(f)             certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the jurisdiction of organization of each Loan Party, accompanied by written evidence (including any UCC termination statements) that the Liens on any Collateral indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(g)            duly executed Perfection Certificate of the Loan Parties;

(h)            Intellectual Property search results and completed exhibits to the IP Agreement;

(i)             [reserved];

(j)             a customary legal opinion of Borrower’s counsel dated as of the Effective Date;

(k)            payment of (i) all outstanding out of pocket professional fees and expenses incurred by Bank under the Loan Program Agreements prior to the Effective Date and (ii) CRB Fees for the period from December 2022 through the Effective Date in the amount of [TEXT REDACTED]; and

(l)             to the extent invoiced at least two (2) Business Days prior to the Effective Date, reimbursement of all legal, financial or any other third-party vendor expenses incurred by Bank associated with the transactions contemplated by the Commitment and Transaction Support Agreement and with the transactions contemplated hereby.

2.2          Conditions Precedent to all Credit Extensions. Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)            receipt of Borrower’s Credit Extension request, which shall be a completed Advance Request Form, and the related materials and documents as required by and in accordance with Section 1.9;

(b)            the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request and as of the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date;

(c)            as of such Funding Date and after giving effect to such Credit Extension and the availability and borrowing limitations specified in Section 1.1 shall be complied with:

(d)            (i) in the case of the Tranche 1 Initial Advance, such Tranche 1 Term Loans shall consist of Tranche 1 Term Loans in an aggregate principal amount equal to [TEXT REDACTED] funded on the Effective Date, the proceeds of which are earmarked for, and shall be used by the Borrower to contemporaneously repay all remaining obligations outstanding under Existing Credit Facility (and, any remaining amounts in excess of such repayment, will be available to pay expenses and/or fund operations of the Borrower for general corporate purposes) (the “Tranche 1 Initial Advance”); (ii) Tranche 1 Term Loans in an aggregate amount equal to [TEXT REDACTED] rolled over on the Effective Date pursuant to the Rollover Agreement, which will be earmarked to satisfy CRB Fees incurred from and including January 2023 through and including the Effective Date (it being understood that such Tranche 1 Term Loans may be netted with respect to the payment of such CRB Fees); (iii) additional Tranche 1 Term Loans in an amount equal to CRB Fees accruing from the Effective Date through and including June 30, 2023, rolled over from time to time pursuant to the Rollover Agreement, which loans are earmarked to satisfy each monthly payment of CRB Fees payable during such period (it being understood that such Tranche 1 Term Loans may be netted with respect to the payment of such CRB Fees);

(e)            no Default or Event of Default shall have occurred as of or on such Funding Date or after giving effect to the Credit Extension requested on such Funding Date;

(f)             there shall not have occurred since December 31, 2022, any event or condition that has had or would be reasonably expected to have a Material Adverse Change;

(g)            Borrower shall have provided any backup calculations necessary for, or reasonably requested with respect to, any Rollover Agreement Supplement (as defined in the Rollover Agreement) delivered in connection with such Advance;

(h)            Bank shall have received all fees, charges and expenses to the extent due and payable to it on or prior to such date pursuant to the Loan Documents;

(i)             after giving effect to such Credit Extension the aggregate outstanding principal amount of Tranche 1 Term Loans and Tranche 2 Term Loans (including any capitalized interest) plus the outstanding amount of accrued and unpaid interest, fees, Upfront Fees and Unused Fees will not exceed $100,000,000.00;

(j)             with respect to Tranche 1 Term Loans other than the Tranche 1 Initial Advance, the request for an Advance of such loans shall be submitted pursuant to Section 1.9(b) such that such Advance may be made not later than forty-five (45) days after the last day of the Billing Period.

2.3          Covenant to Deliver. Borrower shall deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. A Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.            CREATION OF SECURITY INTEREST

3.1          Grant of Security Interest.

(a)            Each Loan Party hereby grants Bank, to secure the payment and performance in full of all of the Secured Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

(b)            Each Loan Party acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, each Loan Party agrees that any amounts such Loan Party owes Bank thereunder shall be deemed to be Secured Obligations hereunder and that it is the intent of such Loan Party and Bank to have all such Secured Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens).

3.2          Authorization to File Financing Statements. Each Loan Party hereby authorizes Bank to file financing statements, without notice to such Loan Party, with all jurisdictions deemed necessary or appropriate by Bank to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either such Loan Party or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.

3.3          Termination. If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Secured Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Secured Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to the applicable Loan Parties. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated (subject to the last sentence of this Section 3.3), the security interest and liens granted herein shall automatically terminate and shall no longer be of any force and effect. Notwithstanding anything to the contrary in any Loan Document, the Bank’s Lien in the Collateral shall not terminate at any time while the Loan Program Agreements are in effect.

4.            REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.1          Due Organization, Authorization; Power and Authority.

(a)            Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b)            All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Bank of such permitted update).

(c)            The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound.

(d)            No Default or Event of Default has occurred and is continuing, nor shall either result from the making of a requested Credit Extension. Neither Borrower nor any of its Subsidiaries are in default under any Material Contract to the extent such default would be reasonably expected to have a Material Adverse Change.

(e)            Since April 2, 2023, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Change (other than as previously disclosed to the Bank or disclosed or included in any public filing prior to the Effective Date).

4.2          Collateral.

(a)            The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens). Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b)            No Loan Party has any Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except (i) for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and (ii) for which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein pursuant to the terms of Section 5.8(b) (other than the Excluded Accounts).

(c)            The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2.

(d)            Each Loan Party owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property, licenses and other intangible assets that are used in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a material adverse effect on such Loan Party’s business or operations, and no such asset, to the best knowledge of Borrower, conflicts with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict would reasonably be expected to have a material adverse effect on such Loan Party’s business or operations.

(e)            Borrower and its Subsidiaries are not a party to, nor is any of them bound by, any Restricted License.

4.3          Installer Advances.

(a)            [Reserved].

(b)            All statements made by Borrower and all information provided by Borrower, and to the best of Borrower’s knowledge, all statements made by the relevant Installer and all information provided by the relevant Installer, appearing in all documents evidencing the Installer Advances are and shall be true and correct in all material respects, and all such documents and all of Borrower’s Books are genuine and are what they purport to be. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Installer Advances are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy or insolvency laws and general principles of equity. There are no defenses, offsets, counterclaims or agreements for which an Installer may claim any deduction or discount.

(c)            All transactions underlying or giving rise to each Installer Advance (i) shall comply in all material respects with the applicable Installer Agreement (including in all material respects all applicable requirements set forth in any applicable Installer Agreement relating to “Approved Engineering Standards,” “Approved Solar System Equipment,” “Additional Qualification Criteria,” “Borrower Qualification Criteria,” “Installer Qualification Guidelines,” “Pricing Supplement,” “Program Specifications,” and “Solar System Qualification Criteria”) and in all material respects with all Applicable Law and (ii) shall not require consent or approval of, or notice to, any Person (except such consents or approvals that have already been obtained or that will be maintained prior to the creation of such Installer Advance) and are in full force and effect, or such notices that have already been delivered.

(d)            [Reserved].

(e)            Each Installer Advance and all related Installer Agreements shall have been duly authorized, are in full force and effect and shall represent a legal, or valid and binding payment obligation of the parties thereto enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy or insolvency laws and general principles of equity.

4.4          Approved Capital Partners; Originated Customer Loans.

(a)            All statements made by Borrower and all information provided by Borrower, and to the best of Borrower’s knowledge, all statements made by the relevant Customer and all information provided by the relevant Customer, appearing in all documents evidencing the Originated Customer Loans (except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans) are and shall be true and correct in all material respects, and all such documents and, to the best of Borrower’s knowledge, all of Installer’s Books are genuine and what they purport to be, in each case, in respect of such Originated Customer Loans. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Originated Customer Loans (except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans) are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy or insolvency laws and general principles of equity. There are no defenses, offsets, counterclaims or agreements for which a Customer may claim any deduction or discount with respect to any Originated Customer Loan (except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans).

(b)            All transactions underlying or giving rise to each Originated Customer Loan (including the facilitation and arrangement thereof by Borrower, the origination thereof by the applicable Approved Capital Partner, and the holding and administration thereof), except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans (i) shall comply in all material respects with the applicable Installer Agreement and Approved Capital Partner Loan Program Agreement and in all material respects with all Applicable Law, including any applicable usury laws and Credit Protection Laws and (ii) shall not require consent or approval of, or notice to, any Person (except such consents or approvals that have already been obtained and are in full force and effect, or such notices that have already been delivered).

(c)            Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Approved Capital Partner.

(d)            Each Originated Customer Loan (except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans) and all related Installer Agreements and Approved Capital Partner Loan Program Agreements shall have been duly authorized, are in full force and effect and shall represent a legal, or valid and binding payment obligation of the parties thereto enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy or insolvency laws and general principles of equity.

(e)            Borrower represents and warrants that (i) each Installer Advance made by Borrower constitutes an advance by Borrower of an amount less than or equal to Originated Customer Loan Funded Amount by an Approved Capital Partner and no Approved Capital Partner shall be obligated to originate an Originated Customer Loan prior to the satisfaction of the “Substantial Completion”, “Final Completion,” “PTO Completion” and the Approved Capital Partner Funding Conditions in respect of the Home Improvement Project financed pursuant to such Originated Customer Loans and in accordance with the applicable Installer Agreement and (ii) the aggregate amount funded (or deemed funded, to the extent of any set-offs or netting) by each Approved Capital Partner for each applicable Originated Customer Loan shall be the Originated Customer Loan Funded Amount for such Originated Customer Loan.

(f)             To Borrower’s knowledge, the property and services giving rise to each Originated Customer Loan has been delivered or rendered to the applicable Customer with respect thereto or to such Customer’s agent.

(g)            Each Originated Customer Loan represents a bona fide transaction created by the lending of money by the Approved Capital Partner to the applicable Customer thereunder that has been facilitated by Borrower in the ordinary course of the business in each case pursuant to the applicable Approved Capital Partner Loan Program Agreement and the documents contemplated thereby, including the loan agreement entered into between the Approved Capital Partner and the Customer. Borrower arranges for the origination of Originated Customer Loans in compliance in all material respects with the applicable Approved Capital Partner Underwriting Policy issued by its respective Approved Capital Partner and in accordance in all material respects with the Approved Capital Partner Funding Conditions.

(h)            Each Approved Capital Partner Loan Program Agreement establishes committed obligations on the part of each applicable Approved Capital Partner to originate Originated Customer Loans meeting the conditions and criteria of the Approved Capital Partner Underwriting Policies upon the satisfaction of the “Substantial Completion”, “Final Completion”, “PTO Completion” and the Approved Capital Partner Funding Conditions in respect of the Home Improvement Project financed pursuant to such Originated Customer Loan, and no other condition or document shall be required to be satisfied or delivered in order for Approved Capital Partner to originate such Originated Customer Loan.

4.5          Litigation. Other than as set forth in the Perfection Certificate or as disclosed to Bank pursuant to Section 5.3(k), there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually, $250,000, or in the aggregate, $2,500,000.

4.6          Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition and Borrower’s consolidated and consolidating results of operations for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures.

4.7          Solvency. On a consolidated and consolidating basis, the fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and each of its Subsidiaries are able to pay their debts (including trade debts) as they mature.

4.8          Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries (a) have complied in all material respects with all Applicable Law, and (b) have not violated any Applicable Law the violation of which would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or Equipment under such Environmental Laws. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to obtain or make or file the same would not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

4.9          Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

4.10        Tax Returns and Payments; Pension Contributions.

(a)            Borrower and each of its Subsidiaries have timely filed, or submitted extensions for, all required Tax returns and reports, and Borrower and each of its Subsidiaries have timely paid all foreign, federal, state and local Taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries except (i) to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (ii) to the extent that the failure file such tax returns and reports or pay such Taxes could not reasonably be expected to have a material adverse effect on Borrower’s business or operations or (iii) as set forth on the Perfection Certificate delivered as of the Effective Date. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiary’s prior tax years which could reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b)            Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

4.11        Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any report, certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such reports, certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

4.12       Sanctions. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither Borrower nor any of its Subsidiaries, directors, officers, employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could reasonably be expected to cause Bank to violate any Sanctions.

5.            AFFIRMATIVE COVENANTS

Borrower shall do, and shall cause its Subsidiaries to do, all of the following:

5.1           Use of Proceeds. Cause the proceeds of the Tranche 1 Term Loans to be used solely as set forth in Section 2.2(d), and cause the proceeds of the Tranche 2 Term Loans to be used solely as set forth in the Rollover Agreement.

5.2          Government Compliance.

(a)            Maintain its and all of its Subsidiaries’ legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b)            Comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(c)            Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest to Bank. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

5.3          Financial Statements, Reports, Certificates. Deliver to Bank:

(a)            Monthly Agings Report. Within thirty (30) days after the end of each month, a report of a Responsible Officer of Borrower in form and substance satisfactory to Bank setting forth monthly accounts receivable agings (the “Monthly Agings Report”).

(b)            Monthly Cancellation Report. Within thirty (30) days after the end of each month, a Monthly Cancellation Report of a Responsible Officer of Borrower.

(c)            Quarterly Financial Statements. As soon as available, but no later than thirty (30) days after the end of each quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiaries’ operations for such quarter certified by a Responsible Officer and in a form reasonably acceptable to the Bank.

(d)            Annual Audited Financial Statements. As soon as available, and in any event within one-hundred and eighty (180) days following the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank. Notwithstanding the foregoing, documents required to be delivered under this Section 5.3(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower, Parent, or any of their respective Subsidiaries files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, provided, however, that notwithstanding the foregoing, Borrower shall promptly provide such documents to Bank following Bank’s request therefor;

(e)            Compliance Certificate. Within 30 days after the last day of each month and together with each of the statements set forth in Section 5.3(d) and (e), a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month or year (as applicable), Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in Section 5.9(a), including, without limitation, current as of the delivery date of such Compliance Certificate, the aggregate amount of Borrower Purchased Customer Loans and the applicable capital partners therefor;

(f)            Operating Budget and Financial Projections.

(i)            Within sixty (60) days after the end of each fiscal year of Borrower, and contemporaneously with any updates or amendments thereto, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a monthly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections; and

(ii)            Within 10 Business Days after the end of each month, a projection model of the Borrower’s cash flows for the upcoming thirteen (13) week period, in form and level of detail reasonably satisfactory to Bank;

(g)            SEC Filings. In the event that Borrower or any of its Subsidiaries becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower, Parent, and/or any of their respective Subsidiaries files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, provided, however, that notwithstanding the foregoing, Borrower shall promptly provide such documents to Bank following Bank’s request therefor;

(h)            Security Holder Reports. Within five (5) days of delivery, copies of all material statements, reports and notices made available to Borrower’s security holders; provided that with respect to any materials provided to members of Borrower’s Board, Borrower may redact (i) any portions of such materials that are subject to attorney-client privilege, and (ii) any portions of such materials that result in a conflict of interest between Borrower, on the one hand, and Bank, on the other hand, in each case, as determined in good faith by Borrower;

(i)             Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in Section 9 of the Perfection Certificate; provided that, upon the Borrower’s delivery of a written certification to Bank that the public-company exemption applies to the requirement of Borrower to deliver notices of changes to its beneficial ownership information, Borrower shall have no obligation to provide further changes to beneficial ownership information so long as such exemption continues to apply.

(j)             Legal Action Reporting.

(i)            Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries that would reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually, $250,000 or more or in the aggregate, $2,500,000.00 or more; and

(ii)            Upon the reasonable request of the Bank (not to exceed one (1) request in any thirty (30) day period), statements in form and substance reasonably acceptable to the Bank, regarding fees, expenses, and costs related to pending litigation of the Borrower (as determined by the Borrower in good faith) and any claims for which the Borrower has indemnified another Person.

(k)            Tort Claim Notice. If Borrower shall acquire a commercial tort claim with a value individually of at least $500,000, or commercial tort claims in the aggregate with a value of at least $1,000,000, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank;

(l)             Government Filings. Within five (5) Business Days after the same are sent or received, copies of all material correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority, other than Routine Inquiries, regarding compliance with or maintenance of material Governmental Approvals or Applicable Law that could reasonably be expected to have a material effect on any of the material Governmental Approvals or otherwise on the business of Borrower or any of its Subsidiaries;

(m)            Registered Organization. If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number;

(n)            Default; MAE. Prompt written notice of the occurrence of a Default, Event of Default or any event or condition that has had or would be reasonably expected to have a Material Adverse Change;

(o)            Certain Material Contracts. Promptly, from time to time upon the Bank’s request copies of any (i) Approved Capital Partner Loan Program Agreements (to the extent not subject to confidentiality obligations, which such confidentiality obligations have not been waived by the relevant Approved Capital Partner after good faith efforts by Borrower; provided that Borrower may redact pricing and other competitively sensitive information from such agreements), (ii) Installer Agreements and (iii) agreements relating to Originated Customer Loans, together with all schedules, exhibits, annexes or other attachments thereto, provided that the relevant Approved Capital Partner has provided any necessary consents for such disclosure (it being agreed that Borrower shall use commercially reasonable efforts to obtain all such necessary consent for disclosure) and that all personally identifiable information or other private customer information has been redacted or Borrower and Bank mutually agree that such information need not be redacted; and

(p)            Other Information. Promptly, from time to time, such other information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Bank.

5.4          Originated Customer Loans.

(a)            Maintain commercially reasonable credit underwriting and operating standards, including with respect to each Originated Customer Loan, the completion of a commercially reasonable underwriting process of the applicable Installer and the applicable Customer (respectively) and the determination that the credit history of such Installer and Customer is and will be satisfactory.

(b)            (i) Maintain, and cause Installers to maintain, a complete, accurate and up-to-date record of all documentation executed and delivered in connection with each Originated Customer Loan; (ii) subject to Section 5.6, provide to Bank the right to access and review at all times, on reasonable notice, any and all such documentation held by Borrower together with any other data and other information related thereto as may be inputted to or stored within Borrower’s Books, computers and/or computer records including diskettes, databases, tapes, platforms, applications and other computer software and computer systems; (iii) subject to Section 5.6, promptly upon Bank’s reasonable request, furnish Bank with copies of any of the foregoing (other than Originated Customer Loans or related loan documentation).

(c)            Promptly notify Bank of all material disputes or claims relating to any Originated Customer Loan other than routine disputes or claims received in the ordinary course of business that would not reasonably be expected to have a material adverse effect on a material number of the Originated Customer Loans. For the avoidance of doubt, any (i) cancellation or (ii) change of orders, in either case, which (x) relates to Home Improvement Projects and (y) occurs in the ordinary course of business.

(d)            Borrower shall, and shall use commercially reasonable efforts to cause each Approved Capital Partner and each Installer to, deliver and transmit all amounts to be paid or paid to Borrower in connection with any Originated Customer Loan (including the Originated Customer Loan Funded Amount) into a Deposit Account maintained with Bank.

5.5          Taxes; Pensions.

(a)            Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required Tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local Taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except (i) to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (ii) to the extent that the failure file such tax returns and reports or pay such Taxes could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b)            Timely pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

5.6          Access to Collateral; Books and Records.

(a)            At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be $1,000.00 per person per day plus reasonable and documented out-of-pocket expenses to the extent that such expenses and charges shall not exceed $50,000 per annum in the aggregate. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of $2,000.00 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

(b)            (i) Keep proper books of records and account, at the location listed in Section 2(b) of the Perfection Certificate delivered on the Effective Date (or such other location approved in writing by Bank in its sole discretion), in which full, true and correct entries in conformity with GAAP and all Applicable Law in all material respects shall be made of all dealings and transactions in relation to its business and activities, (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful Originated Customer Loans and all Taxes, assessments, charges, levies and claims and with respect to its business and (iii) maintain a revenue recognition method in accordance with GAAP.

(c)            Borrower shall maintain at all times (other than for ordinary maintenance, updates and upgrades) the “Arix” software platform for the facilitation as well as the origination of Originated Customer Loans (the “Platform”). The Platform will check each applicant’s eligibility for membership with each applicable Approved Capital Partner (if such Approved Capital Partner is a credit union) in accordance with the Approved Capital Partner Loan Program Agreement. The Platform will perform the credit application processing, credit history review, and initial credit decisioning, as well as the generation of the complete loan documentation and the credit union membership application, in conformance with the Approved Capital Partner Underwriting Policies. In the event an application for a Customer is processed, the Platform will generate the application and the loan documents therefor and provide them to the applicable Approved Capital Partner through a secure site.

5.7          Insurance. Subject to Section 5.16:

(a)            Keep its business and the Collateral insured for risks and in amounts as customarily are insured against by other Persons engaged in the same or similar businesses as Borrower and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Bank.

(b)            All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(c)            Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations.

(d)            At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 5.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days’ prior written notice before any such policy or policies shall be canceled or altered in any material respect. If Borrower fails to obtain insurance as required under this Section 5.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 5.7, and take any action under the policies Bank deems prudent.

5.8          Accounts.

(a)            Maintain unrestricted cash balances, in an aggregate amount equal to the greater of (a) during the period commencing on the Effective Date and ending on the date that is two weeks after the Effective Date, $20 million and (b) at all times thereafter, the greater of (x) $20 million and (y) 75% of the Borrower’s cash on a consolidated basis, in the Borrower’s and any of its Subsidiaries’ operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates.

(b)            In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days’ prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each such Collateral Account that Borrower at any time maintains (including for the avoidance of doubt any Collateral Account maintained by Borrower as of the Effective Date), Borrower shall on and after the date that is forty-five (45) calendar days after the Effective Date (or such longer period as Bank shall agree in its reasonable discretion) cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to any Excluded Account.

5.9          Financial Covenants.

(a)            Liquidity. Maintain on the last day of any calendar month, subject to periodic reporting, Liquidity in an amount equal to $20,000,000.00.

5.10        Protection and Registration of Intellectual Property Rights.

(a)            (i) Protect, defend and maintain the validity and enforceability of Borrower’s and each Subsidiary’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Bank in writing of infringements or any other event that would reasonably be expected to materially and adversely affect the value Borrower’s and each Subsidiary’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)            If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall provide written notice thereof to Bank within one (1) Business Day and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its commercially reasonable discretion to perfect and maintain a first priority perfected security interest in favor of Bank in such property within five (5) Business Days of such request. If Borrower intends to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s registration of such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) prior to the date of registration of the Copyrights or mask works described in (x), execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its commercially reasonable discretion to perfect and maintain a first priority perfected security interest in favor of Bank in such Copyrights or mask works; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.

(c)            Provide written notice to Bank within ten (10) Business Days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

5.11        Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

5.12        [Reserved].

5.13        Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 6.3 and 6.7 hereof, at the time that Borrower forms any Subsidiary or acquires any Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower shall (a) cause such new Subsidiary to provide to Bank a guaranty to become a guarantor hereunder (as determined by Bank in its sole discretion), together with documentation, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above; provided however clauses (a), (b) and (c) under this Section 5.13 hereof shall not be applicable to any Permitted Warehouse SPV. Any document, agreement, or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.

5.14        Further Assurances. (a) Execute any further instruments and take such further action as Bank reasonably requests to perfect, protect, ensure the priority of or continue Bank’s Lien on the Collateral or to effect the purposes of this Agreement and (b) use commercially reasonable efforts to cause within 60 days of the Effective Date (i) the termination of each UCC-1 financing statement filed in relation to the Existing Credit Facility existing prior to the date hereof naming Borrower as debtor, except for those in respect of Permitted Liens and (ii) the delivery to Bank of a duly executed landlord’s consent in favor of Bank for the Borrower’s headquarters location in Charlotte, NC, by the respective landlord thereof, in form and substance reasonably satisfactory to Bank.

5.15        Sanctions. (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.11 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming each such Person’s compliance with this Section 5.15. In addition, have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 4.11 remain true and correct while this Agreement is in effect.

5.16        Post-Closing Obligations. To the extent not actually delivered on the Effective Date, Borrower shall deliver to Bank:

(a)            on or by the date that is 90 days after the Effective Date (or such later date as Bank may approve in its discretion), evidence satisfactory to Bank that the insurance policies and endorsements required by Section 5.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank; and

(b)            on or by the date that is 30 days after the Effective Date (or such later date as Bank may approve in its discretion), Borrower shall deliver to Bank copies of all Approved Capital Partner Loan Program Agreements in effect as of the Effective Date, provided that Borrower may redact pricing and other competitively sensitive information from such agreements.

6.            NEGATIVE COVENANTS

Borrower (and in the case of Section 6.14, each of Sunlight Financial Holdings Inc., SL Financial Holdings, Inc., SL Financial Investor I LLC and SL Financial II LLC) shall not, and shall cause its Subsidiaries not to, do any of the following without Bank’s prior written consent:

6.1           Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for (a) Transfers of Inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or use in the ordinary course of business of Borrower; (c) Transfers consisting of Permitted Liens and Permitted Investments; (d) Transfers consisting of the Borrower’s or its Subsidiaries use or transfer of money or Cash Equivalents in the ordinary course of business in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (e) Transfers consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower that would not otherwise result in an Event of Default under this Agreement; (f) Transfers of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (g) any Transfer of Borrower Purchased Customer Loans so long as (i) such Transfer is made in accordance with the terms and conditions of a purchase agreement entered into between the Permitted Warehouse SPV and Borrower consistent with industry norms (each a “Purchase Agreement”), (ii) no Default or Event of Default has occurred and is continuing or would result from such Transfer, (iii) all cash proceeds from the sale of such Borrower Purchased Customer Loans are received by Borrower concurrently with such sale, and (iv) the purchase price shall be paid pursuant to the Purchase Agreement in cash and, as applicable, pursuant a capital contribution that is permitted by clause (h) of the definition of “Permitted Investments”; (h) any Transfer of Borrower Purchased Customer Loans to Persons that are not Permitted Warehouse SPVs so long as (i) no Default or Event of Default has occurred and is continuing or would result from such Transfer, and (ii) not less than 95% of the proceeds from the sale of such Borrower Purchased Customer Loans are received in cash by Borrower concurrently with such sale.

6.2          Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto, including the purchase of Borrower Purchased Customer Loans; (b) wind up, liquidate, dissolve or dispose of all or substantially all of its property or business, or permit any of its Subsidiaries to wind up, liquidate, dissolve or dispose of all or substantially all of their respective property or business (other than any Permitted Warehouse SPV, which shall be permitted so wind up, liquidate, dissolve or dispose of all or substantially of its property or business into or to Borrower); (c) fail to provide notice to Bank of the Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after his departure from Borrower; (d) permit, allow or suffer to occur any Change in Control; or (e) without at least 30 days prior written notice to Bank, (i) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than $250,000.00 in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of $250,000.00 to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (ii) change its jurisdiction of organization, (iii) change, or permit any of its Subsidiaries to change, its respective organizational structure or type, (iv) change, or permit any of its Subsidiaries to change, its legal name, or (v) change, or permit any of its Subsidiaries to change, any organizational number (if any) assigned by its jurisdiction of organization.

6.3          Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into Borrower or another Subsidiary into Borrower.

6.4          Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

6.5          Encumbrance. Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, or permit any of its Subsidiaries to do so, or permit any Collateral not to be subject to the first priority security interest granted herein, in each case except for Permitted Liens.

6.6          Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.8.

6.7          Distributions; Investments.

(a)            Pay any dividends or make any distribution or payment or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities; except that, so long as in each case (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) each of the covenants set forth in Section 5.9 shall be satisfied on a pro forma basis after giving effect to such transaction:

(i)            Borrower may make Tax Distributions (which such Tax Distributions may be paid no more frequently than quarterly) due to Borrower being partnership or a disregarded entity under the United States Internal Revenue Code;

(ii)            Borrower may make non-cash PIK dividends to holders of its Class A Units (whenever issued) or other class of preferred units issued after the Effective Date for bona fide capital raising purposes on terms negotiated at arm’s length, all as contemplated by and pursuant to the terms of Borrower’s operating agreement, as it currently exists or as it may be amended or amended and restated from time to time;

(iii)            [Reserved];

(iv)            Borrower may repurchase the equity interests owned by former employees and service providers pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, in an aggregate amount in cash not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year; and

(v)            Borrower or any Subsidiary may make payments in respect of amounts or accrued obligations (including, without limitation, under incentive compensation programs and employee benefit plans) from time to time to “employees” or consultants or other Persons on account of or in respect of services performed from time to time, including to Persons who are also equity owners of Borrower and to whom payment for services would be construed as a “guaranteed payment” instead of W-2 compensation (and who therefore may not be “employees” per se) under applicable federal and state tax laws and regulations, and including amounts payable to compensate for additional tax liability imposed upon such Persons on account of their status as equity owners and not employees per se; provided that the aggregate amount of payments under this clause (vi) shall not exceed Seven Million Five Hundred Thousand ($7,500,000) in any fiscal year.

(b)            Directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so, except in each case as permitted under Section 5.13.

6.8          Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are (i) in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, or (ii) set forth on the Perfection Certificate delivered as of the Effective Date.

6.9          Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement (or permit any Subsidiary to enter into or suffer to exist or become effective any agreement) that prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon, or power of attorney over, any of its property or revenues, whether now owned or hereafter acquired; provided that the foregoing shall not apply to (a) this Agreement and the other Loan Documents, (b) any requirements of law, (c) agreements governing any purchase money Liens or capital lease obligations otherwise permitted by this Agreement (so long as any prohibition or limitation shall only be effective against the assets financed thereby), (d) restrictions or conditions imposed by any agreement relating to Permitted Indebtedness so long as (i) such restrictions or conditions apply only to property or assets securing such Permitted Indebtedness and (ii) the Lien over such property or assets is a Permitted Lien, (e) the Loan Program Agreements, and (f) the Approved Capital Partner Loan Program Agreements.

6.10        Compliance. (a) Become an “investment company” or a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, would reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

6.11        Material Amendments. (a) Suspend, terminate or make provisional in any way, any material Governmental Approval granted to Borrower; (b) make, or agree to make (to the extent Borrower has consent rights in connection therewith), any material modification, amendment or waiver of any of the material terms or provisions of any of Borrower’s organizational documents or (c) make, or agree to make, or otherwise permit, any material modification, amendment or waiver of any of the terms or provisions of any Material Contract other than any modification, amendment or waiver to Permitted Indebtedness.

6.12        Separateness. (a) Fail, or fail to cause each Permitted Warehouse SPV, to satisfy customary formalities for such entity, including, as applicable (i) to the extent required by Applicable Law, the holding of regular board of members’, managers’, directors’ and shareholders’ meetings or action by members, managers, directors or shareholders without a meeting, (ii) the maintenance of separate books and records and (iii) the maintenance of separate bank accounts in its own name; (b) make, or permit any of its Subsidiaries (other than Permitted Warehouse SPVs who are the applicable obligor with respect to such liability) to make, any payment to a creditor of any Permitted Warehouse SPV in respect of any liability of any Permitted Warehouse SPV, unless expressly permitted hereunder, and no Permitted Warehouse Account or funds of any Permitted Warehouse SPV shall be permitted to be commingled with any bank account or funds of Borrower or any of its other Subsidiaries for longer than three (3) Business Days; (c) fail to cause any financial statements distributed to any creditors of any Permitted Warehouse SPV to clearly establish or indicate that the assets of such Permitted Warehouse SPV are not available to satisfy the obligations of its parent (and vice versa); (d) take, or permit any of its Subsidiaries to take, any action, or conduct its affairs in a manner, which is likely to result in the separate legal existence of Borrower or any Permitted Warehouse SPV being ignored, or in the assets and liabilities of Borrower, its Subsidiaries or any Permitted Warehouse SPV being substantively consolidated with those of any other Person in a bankruptcy, reorganization or other insolvency proceeding.

6.13       Capital Expenditures. Make any plant or fixed capital expenditures, or any commitments therefor, or purchase or lease any real or personal assets or replacement Equipment in excess of $3,000,000 in aggregate amount in any fiscal year other than capital expenditures related to capitalized software costs including with respect to development of Borrower’s Orange® platform.

6.14        Holding Company Activities. Each of Sunlight Financial Holdings Inc., SL Financial Holdings, Inc., SL Financial Investor I LLC and SL Financial II LLC shall not acquire any material assets other than cash or Cash Equivalents in compliance with the terms of this Agreement and the equity interests of each of its existing direct Subsidiaries, and shall not engage in any activities or voluntarily incur any new liabilities other than incidental or reasonably related to the foregoing and otherwise in the ordinary course of business (including, without limitation, public holding company activities) consistent with past practice.

7.            EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1          Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after the Bank notifies the Borrower of such failure. During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

7.2          Other Credit Agreements. Borrower, under any other agreement governing funded indebtedness (including any refinancing facility) in an aggregate outstanding amount of $5,000,000 or more that, in each case, results in the acceleration of such indebtedness, (a) fails to make any payment of principal or interest or (b) triggers any material event of default.

7.3          Covenant Default.

(a)            (i) Any Loan Party fails or neglects to perform any obligation in Sections 5.1, 5.2(a), 5.3(a)-(h), 5.3(l), 5.3(n), 5.4(d) (as it relates to Borrower’s making of payments), 5.5, 5.7, 5.8, 5.9, 5.10, 5.13, 5.15 or 5.16 or violates any covenant in Section 6 or (ii) any of the entities described in Section 6.14 violates the covenant set forth in Section 6.14; or

(b)            Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days of the occurrence thereof (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above;

7.4          [Reserved].

7.5          Attachment; Levy; Restraint on Business.

(a)            (i) The attachment by trustee or similar process of any funds of Borrower or any Subsidiary individually or in the aggregate, of at least $250,000, or (ii) a notice of lien or levy is filed against any of Borrower’s or any of its Subsidiaries’ assets individually or in the aggregate, of at least $250,000 by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) Business Days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)            (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting all or any material part of its business;

7.6          Insolvency. (a) Borrower or any of its Subsidiaries fails to be solvent as described under Section 4.7 hereof; (b) an involuntary proceeding has been commenced or an involuntary petition has been filed seeking (i) liquidation, reorganization, or other relief in respect of any Loan Party or any of its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or other similar official for any Loan Party, or for a substantial part of its assets, and in any such case, such proceeding has continued undismissed for sixty (60) days or an order or decree approving any of the foregoing has been entered; or (c) any Loan Party has (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization, or any relief under any federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect, (ii) consented to the institution of, or fail to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the clause immediately above, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for any Loan Party or for a substantial part of its assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) made a general assignment for the benefit of creditors.

7.7          Loan Program Agreements with the Bank. There is a material event of default by the Borrower, any of Borrower’s Subsidiaries under any Approved Capital Partner Loan Program Agreement to which Borrower or any of Borrower’s Subsidiaries is a party with the Bank.

7.8          Other Agreements with the Bank. There is a material event of default by any Loan Party or any of Borrower’s Subsidiaries under any agreement to which any Loan Party or any of Borrower’s Subsidiaries is a party with the Bank.

7.9          [Reserved].

7.10        Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000.00 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) Business Days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

7.11        Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

7.12        Lien Priority. There is a material impairment in the perfection or priority of Bank’s security interest in the Collateral;

7.13        Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, or 7.8 of this Agreement occurs with respect to Guarantor, (d) the liquidation, winding up, or termination of existence of Guarantor; or (e) (i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to Guarantor.

7.14        Governmental Approvals. Any material Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could reasonably be expected to result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction in any material respect; or

7.15        Regulatory Action. The issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling by any Governmental Authority against (a) Borrower or any of its Subsidiaries that could reasonably be expected to materially and adversely impact Borrower’s or any of its Subsidiaries’ ability to continue any material aspect of its business as then currently conducted or (b) any Person that could reasonably be expected to have a material adverse effect on Borrower or any of its Subsidiaries.

8.            BANK’S RIGHTS AND REMEDIES

8.1          Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a)            declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)            stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between any Loan Party and Bank;

(c)            verify the amount of, demand payment of and performance under, and collect any amounts owing, settle or adjust disputes and claims directly with Approved Capital Partners for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds; provided Bank shall not be responsible or liable for any shortage or discrepancy in, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any of the payments described in this clause (c) or for settling such payments in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to any such payment;

(d)            make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. The Loan Parties shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e)            apply to the Secured Obligations any (i) balances and deposits of any Loan Party it holds, or (ii) amounts held by Bank owing to or for the credit or the account of any Loan Party;

(f)            ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. For use solely upon the occurrence and during the continuation of an Event of Default, Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 8.1, each Loan Party’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(g)            place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)            demand and receive possession of any Loan Party’s Books; and

(i)            exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof).

8.2          Power of Attorney. Each Loan Party hereby irrevocably appoints Bank as its true and lawful attorney-in-fact, (a) exercisable upon the occurrence and during the continuance of an Event of Default, to: (i) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against any Person; (ii) demand, collect, sue, and give releases to any Person for monies due, settle and adjust disputes and claims directly with any applicable Person, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or such Loan Party’s name, as Bank chooses); (iii) make, settle, and adjust all claims under any Loan Party’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits; and (vi) receive, open and dispose of mail addressed to any Loan Party; and (b) regardless of whether an Event of Default has occurred, to: (i) endorse any Loan Party’s name on any checks, payment instruments, or other forms of payment or security; (ii) notify any payor including any Approved Capital Partner to pay Bank directly; and (iii) sign any Loan Party’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral. Bank’s foregoing appointment as each Loan Party’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until such time as all Secured Obligations (other than inchoate indemnity obligations) have been satisfied in full, Bank is under no further obligation to make Credit Extensions and the Loan Documents have been terminated. Bank shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies.

8.3            Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

8.4            Application of Payments and Proceeds. Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of amounts or other disposition of the Collateral, or otherwise, to the Secured Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Secured Obligations by the principal amount of the purchase price or deferring the reduction of the Secured Obligations until the actual receipt by Bank of cash therefor.

8.5            Bank’s Liability for Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Bank deals with its own property consisting of similar instruments or interests. Each Loan Party bears all risk of loss, damage or destruction of the Collateral.

8.6            No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.7          Demand Waiver. Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which such Loan Party is liable.

8.8          Intellectual Property License.

(a)            Solely for the purpose of enabling Bank to exercise rights and remedies under this Section 8 and the other Loan Documents, each Loan Party hereby irrevocably (until all Secured Obligations other than inchoate indemnity obligations are repaid in full in cash) grants to Bank, and its designees a non-exclusive, worldwide and sublicensable license and right to use, practice and otherwise exploit (consistent with all Applicable Law), exercisable without payment of royalty, rent or other compensation, any of Collateral consisting of Intellectual Property (including Trademarks, trade names, the Platform and any related services, product, technology, deliverable or software related to such services, including any third-party subcontractor’s product, technology, deliverable or software, provided that such use is limited solely to Borrower’s program with Approved Capital Partners relating to Originated Customer Loans) now or hereafter owned by or licensed to Bank, in order for Bank, and its designees, solely in connection with the exercise by Bank of the remedies provided to it pursuant to the Loan Documents with respect to the Collateral, to purchase, use, market, reproduce, repossess, possess, store, assemble, manufacture, complete, process, ship, supply, lease, sell, offer to sell, import, export, transfer, distribute or otherwise dispose of any asset included in the Collateral after the occurrence, and solely during the continuation of, an Event of Default, including in connection with the liquidation, disposition or realization upon the Collateral in accordance with the terms and conditions of the Loan Documents, to the extent that such non-exclusive license and right (i) subject to the following sentence, does not violate the express terms of any agreement between such Loan Party and a third party concerning such Intellectual Property purported in this paragraph to be subject to such non-exclusive license and right, or give such third party any right of acceleration, modification, termination or cancellation therein and (ii) is not prohibited by any Applicable Law. The license granted pursuant hereto shall be exercisable solely after the occurrence, and solely during the continuation of, an Event of Default.

(b)            If the grant of such non-exclusive license and right or the exercise of such non-exclusive license and right in connection with the liquidation, disposition or realization upon the Collateral in accordance with the terms and conditions of the Loan Documents would violate the express terms of any agreement between a Loan Party and a third party concerning such intellectual property purported in this paragraph to be subject to such non-exclusive license and right, or give such third party any right of acceleration, modification, termination or cancellation therein, such Loan Party shall, at Bank’s reasonable request, use commercially reasonable efforts to obtain all third-party consents required to permit such grant or exercise (as applicable) of such non-exclusive license and right and shall pay all reasonable out-of-pocket expenses in connection with obtaining any such consents, and such non-exclusive license and right shall be deemed effective to the fullest extent permitted without causing such a breach. Each Loan Party shall agree, and shall cause each successor thereof to agree, that any assignment, sale, transfer or other disposition of any of the Collateral consisting of Intellectual Property (whether by foreclosure or otherwise) will be subject to the rights of Bank, and its designees as set forth above.

(c)            In connection with the immediately preceding paragraph, Bank shall agree to take all commercially reasonable actions in connection with its exercise of such license to protect the Loan Parties’ rights and interest in the Collateral consisting of Intellectual Property. To the extent that Bank exercises such license with respect to a Loan Party’s trademarks, (i) Bank shall ensure that all uses of such trademarks meet quality standards substantially equivalent to or stricter than those high standards maintained by such Loan Party immediately prior to the effective date of such license and all goodwill arising from such use shall inure to the sole benefit of such Loan Party and (ii) Bank shall not use the trademarks in a manner that detracts from the goodwill associated therewith. Bank shall take all reasonable steps under the circumstances to protect any confidential information or trade secrets licensed hereunder.

(d)            Each Loan Party will reasonably cooperate with Bank and its agents, representatives and designees in allowing Bank to exercise the foregoing rights.

9.            NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Borrower:

101 N. Tryon Street, Suite 1000

Charlotte, NC 28246

Attn: General Counsel

Email: notices@sunlightfinancial.com

Website URL: www.sunlightfinancial.com

with a copy to (which shall not constitute notice):

McGuireWoods LLP

Tower Two-Sixty

260 Forbes Avenue #1800

Pittsburgh, PA 15222

Attention: Hannah T. Frank

Email: hfrank@mcguirewoods.com

If to Bank: Cross River Bank

Cross River Bank

2115 Linwood Ave

Fort Lee, New Jersey 07024-5020

Attention: [TEXT REDACTED]

Email: [TEXT REDACTED]

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton and Garrison LLP

1285 Avenue of the Americas

New York, NY 10009

Attn: [TEXT REDACTED]

Email: [TEXT REDACTED]

10.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the New York County, New York Supreme Court) appointed in accordance with New York Code of Civil Procedure Section 4312 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in New York County, New York; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of New York Code of Civil Procedure Sections 4312 through 4321, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the New York County, New York Supreme Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to New York Code of Civil Procedure Section 4317). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 10 shall survive the termination of this Agreement and the repayment of all Obligations.

11.          GENERAL PROVISIONS

11.1        Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.1 of this Agreement), this Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations.

11.2        Successors and Assigns.

(a)            This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void. Bank has the right, without the consent of, but upon notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, to the extent such transferees, assignees or participants are Disqualified Institutions, Bank shall not transfer, assign or participation any such right or interest without Borrower’s prior written consent unless a Default or Event of Default has occurred or is continuing (in which case Bank shall be required to provide notice of such transfer, assignment or participation).

(b)            Borrower shall maintain at its principal office a register for the recordation of the names and addresses of Bank and its successors and assigns (for purposes of Section 11.2(b) and (c), the “lenders”) and the Advances, commitments of and principal amounts (and stated interest) of the loans owing to Bank and each other lender from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Bank, and the lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any lender at any reasonable time and from time to time upon reasonable prior notice.

(c)            To the extent Bank or any lender sells a participation, it shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that neither Bank nor any other lenders shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Bank and the lenders shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

11.3        Indemnification.

(a)            General Indemnification. Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: (i) all losses, claims, damages, liabilities and related expenses (including Bank Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 11.3 shall be payable promptly after demand therefor. This Section 11.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

This Section 11.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

11.4        Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

11.5        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.6        Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Agreement or any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

11.7        Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

11.8        Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, Bank shall use commercially reasonable efforts to obtain any such prospective transferee’s, assignee’s, credit provider’s, purchaser’s or their Representatives’ agreement to the terms of this provision); provided however to the extent such transferees, assignees, credit providers or purchasers are Disqualified Institutions, Bank shall not disclose the Information without Borrower’s prior written consent unless a Default or Event of Default has occurred or is continuing; (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required or requested in connection with Bank’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. “Information” means all information received from Borrower regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

11.9        Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

11.10      Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them, and other obligations owing to Bank or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.11      Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.

11.12      Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.13      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

11.14      Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.15      Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.

12.          ACCOUNTING TERMS AND OTHER DEFINITIONS

12.1        Accounting and Other Terms.

(a)            Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, all financial covenant and other financial calculations shall be computed with respect to Borrower only, and not on a consolidated basis.

(b)            As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

12.2        Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12.2. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the following capitalized terms have the following meanings:

“1 Month SOFR” means, means the 30 day trailing average SOFR as of any measurement date, as published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) in the SOFR Averages and Index.

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Acquisition” means any transaction or series of related transactions involving: (a) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of Borrower; (b) any merger or consolidation of Borrower into or with another Person (other than a merger or consolidation effected exclusively to change Borrower’s domicile), or any other reorganization, in which the equityholders of Borrower in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of Borrower’s (or the surviving or successor Person’s) outstanding combined voting power immediately after such merger, consolidation or reorganization; or (c) any sale or other transfer by the equityholders of Borrower of stock, partnership, membership, or other ownership interest or other equity securities representing at least a majority of Borrower’s then-total outstanding combined voting power.

“Adjusted Funding Payment Amount” means, in respect of any Installer Advance, an amount equal to the applicable “Funding Payment” (as defined in the applicable Installer Agreement) minus any applicable “Refund Amount” (as defined in the applicable Installer Agreement) and any default interest thereon, to be paid by Borrower to the applicable Installer.

“Advance” or “Advances” means each advance of Tranche 1 Term Loans or Tranche 2 Term Loans made pursuant to Section 1.1 and Section 1.9.

“Advance Request Form” is that certain form in the form attached hereto as Exhibit B.

“Affiliate” is, with respect to any Person, each other Person that owns or Controls directly or indirectly the Person, any Person that Controls or is Controlled by or is under common Control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Aggregate Payment” is defined in Section 13.2(b).

“Agreement” is defined in the preamble hereof.

“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators, including for the avoidance of doubt all Credit Protection Laws and credit disclosure laws and regulations.

“Approved Capital Partner” means (a) [TEXT REDACTED], (b) [TEXT REDACTED], (c) [TEXT REDACTED], (d) Bank, (e) [TEXT REDACTED], (f) [TEXT REDACTED], (g) [TEXT REDACTED], (h) [TEXT REDACTED], and (i) any other unaffiliated Qualified Approved Capital Provider that may be communicated to Bank, that in each case originate Originated Customer Loans and perform each other transaction contemplated by the applicable Approved Capital Partner Loan Program Agreement.

“Approved Capital Partner Funding Conditions” means, in respect of each Originated Customer Loan, (a) the satisfaction of such Originated Customer Loan with all applicable Approved Capital Partner Underwriting Policies, (b) the approval by the applicable Approved Capital Partner of the loan application for such Originated Customer Loan, (c) the applicable Customer shall have satisfied all applicable credit union membership requirements, (d) the satisfaction of such Originated Customer Loan with each of the “Additional Qualification Criteria” as defined in the applicable Approved Capital Partner Loan Program Agreement (or any similar term) and (e) Borrower shall have delivered a complete “Funding Package” (as defined in the applicable Approved Capital Partner Loan Program Agreement (or any similar term)) to the Approved Capital Partner.

“Approved Capital Partner Loan Program Agreement” means (a) the Loan Program Agreements, as amended, restated, supplemented or otherwise modified from time to time, (b) the Residential Solar Energy Loan Program Agreement by and between Borrower and [TEXT REDACTED], dated as of September 11, 2015, as amended, restated, supplemented or otherwise modified from time to time, (c) the Residential Solar Energy Loan Program Agreement by and between Borrower and [TEXT REDACTED], dated as of June 12, 2017, as amended, restated, supplemented or otherwise modified from time to time, (d) the Amended and Restated Loan Program Agreement by and between Borrower and [TEXT REDACTED], dated as of October 15, 2021, as amended, restated, supplemented or otherwise modified from time to time, (e) the Loan Program Agreement by and between Borrower and [TEXT REDACTED], dated as of November 11, 2019, as amended, restated, supplemented or otherwise modified from time to time, (f) the Loan Program Agreement by and between Borrower and [TEXT REDACTED], dated as of April 15, 2021, as amended, restated, supplemented or otherwise modified from time to time, (g) the Loan Program Agreement by and between Borrower and [TEXT REDACTED], dated as of October 13, 2021, as amended, restated, supplemented or otherwise modified from time to time, (h) the Loan Program Agreement by and between Borrower and [TEXT REDACTED], dated as of June 16, 2022, as amended, restated, supplemented or otherwise modified from time to time, and (i) such other similar loan program agreements with Qualified Approved Capital Partners as may be communicated to Bank.

“Approved Capital Partner Underwriting Policy” means, in respect of any Approved Capital Partner, such Approved Capital Partner’s underwriting policy setting forth certain criteria required for such Approved Capital Partner to originate an Originated Customer Loan.

“Authorized Signer” means any individual listed in Borrower’s resolutions or secretary’s certificate who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 11.8.

“Bank Expenses” are all audit fees, costs and reasonable expenses (including out-of-pocket attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Affiliate of the Bank, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”), provided that for the avoidance of doubt this Agreement and the Loan Program Agreements are not Bank Services Agreements.

“Bank Services Agreement” is defined in the definition of Bank Services.

“Benchmark” means the 1 Month SOFR.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the then-current tenor of such Benchmark (or the published component used in the calculation thereof).

“Billing Period” means each one month period, ending on the last day of each month, in which CRB Fees are incurred.

“Board” is Borrower’s board of directors or equivalent governing body.

“Books” are, in respect of any Person, all of such Person’s books and records including ledgers, federal and state tax returns, records regarding its assets or liabilities, any Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrower Purchased Customer Loan” means any customer loan originated by a capital partner and subsequently purchased by Borrower or a Subsidiary of Borrower in accordance with the terms of the applicable capital partner loan program agreement.

“Business Day” is a day other than a Saturday, Sunday, a day on which the Bank is closed, or other day on which commercial banks in the State of New Jersey are authorized or required by law to close.

“Capital Partner Reserve Accounts” means (a) the CRB Accounts and (b) with respect to any capital partner other than the Bank, such other accounts (i) required to be maintained by the applicable loan program agreement and over which such capital partner has a first priority Lien on the amounts on deposit therein, (ii) in which Borrower exclusively maintains amounts required to be deposited as cash reserves pursuant to the terms and conditions of such loan program agreement and (iii) are disclosed on the Perfection Certificate or pursuant to Section 5.8(b).

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25.0% or more, in each case, of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis) other than by sale of Parent’s equity securities, or securities convertible into Parent’s equity securities, to [TEXT REDACTED], or any of their respective Affiliates; (b) at any time, Parent ceases to be the managing member of the Borrower under Borrower’s operating agreement; (c) at any time, Borrower shall cease to own and Control, of record and beneficially, directly or indirectly, 100.0% of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens (except Permitted Liens); or (d) other than with respect to the Borrower’s Class EX Units, Parent ceases to own and Control, of record and beneficially, 100% of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of Borrower free and clear of all Liens (except Permitted Liens).

“Change in Law” means the occurrence, after the Effective Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Claims” is defined in Section 11.3.

“Code” or “UCC” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property: (a) all goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, and all other personal property whether now owned or hereafter acquired, wherever located; and (b) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing, excluding (i) any Capital Partner Reserve Accounts; (ii) cash reserves posted in any such Capital Partner Reserve Account or held back from payment to any Installer after a related funding by an Approved Capital Partner only until such Installer completes the related installation in accordance with the applicable Installer Agreement; (iii) any Borrower Purchased Customer Loans sold to a Permitted Warehouse SPV in accordance with Section 6.1(g); (iv) any equity interest directly owned by Borrower in any Permitted Warehouse SPV; and (v) “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability, or result in the voiding, of such intent-to-use application or any registration that issues from such intent-to-use application under U.S. federal law now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commitments” means the Tranche 1 Commitments and Tranche 2 Commitments.

“Commitment and Transaction Support Agreement” means that certain Commitment and Transaction Support Agreement, dated as of April 2, 2023, by and between the Borrower and the Bank.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person through the ability to exercise voting power or contractual rights. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance or any other extension of credit by Bank for Borrower’s benefit.

“Credit Protection Laws” means all federal, state and local laws in respect of the business of extending credit to borrowers, including the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, GLBA, Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, anti-discrimination and fair lending laws, laws relating to servicing procedures or maximum charges and rates of interest, and other similar laws, each to the extent applicable, and all applicable regulations in respect of any of the foregoing.

“CRB Accounts” means, collectively, (i) a reserve account identified on the Perfection Certificate delivered on the Effective Date as the CRB Reserve Account and (ii) an operating account identified on the Perfection Certificate delivered on the Effective Date as the CRB Operating Account, in each case with Bank, so long as Borrower exclusively maintains in such accounts amounts required to be deposited as cash reserves pursuant to the terms and conditions of the Approved Capital Partner Loan Program Agreement with the Bank or installer holdback amounts related to loans originated by CRB.

“CRB Fees” means Bank’s ordinary course fees and interest accrued pursuant to the Loan Program Agreements.

“Customer” means, with respect to any Home Improvement Project or Solar System, the applicable customer for such property or services provided by an Installer in connection with such Home Improvement Project or Solar System.

“Customer Cancellation” means a Home Improvement Project that has satisfied any of the “Initial Approval”, “Initial Completion” and/or “Permitting Completion” or other milestones or funding conditions under the applicable Installer Agreement, but for which the applicable Customer has notified the applicable Installer that it has cancelled such Home Improvement Project or installation prior to the satisfaction of the “Substantial Completion”, “Final Completion” and/or “PTO Completion” or other final milestones or funding requirements under the Approved Capital Partner Loan Program Agreements.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 1.3(c).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the deposit account established by Borrower with Bank for purposes of receiving Credit Extensions.

“Discretionary Cash” means GAAP unrestricted cash and cash equivalents of the Loan Parties less Funding Commitments as set forth on the balance sheet of the Borrower, consumer loan payment amounts collected by Parent on behalf of capital providers, cash reserved for rebate payments, payroll tax payable, funds remitted from employee paychecks that are used to purchase stock for the benefit of those employees pursuant to Parent’s Employee Stock Purchase Plan approved on July 8, 2021 or any future or replacement employee stock purchase plan or any replacement thereof, and certain other items in a manner consistent with the discretionary cash presented in financial information provided to the Bank prior to the Effective Date.

“Discretionary Cash Test Date” is defined in Section 1.6(b)(i).

“Disqualified Institution” means any Person that is (a) designated by Borrower, by written notice delivered to the Bank on or prior to the Effective Date, as (i) a disqualified institution or (ii) an operating company directly and primarily engaged in substantially similar business operations as Borrower or its respective Subsidiaries or (b) clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (a) above; provided, however, Disqualified Institutions shall exclude any Person that Borrower has designated as no longer being a Disqualified Institution by written notice delivered to Bank from time to time.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“Eligible LPA Event” means an event resulting in amounts under wither clause (ii) or clause (iii) of Section 1.3 of the Rollover Agreement.

“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 7.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (a) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, (b) the Capital Partner Reserve Accounts, (c) the Permitted Warehouse Accounts, (d) the [TEXT REDACTED] Cash Collateral Account, (e) the Permitted Christiana Trust Account, (f) the Permitted Christiana Custody Account, (g) the Permitted Rebate Account, and (h) other deposit accounts with an average daily balance individually of less than $100,000 and in the aggregate of less than $500,000.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Credit Extension pursuant to a law in effect on the date on which (i) Bank acquires such interest in the Credit Extensions or (ii) Bank changes its lending office, except in each case to the extent that, pursuant to Section 1.7, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before Bank became a party hereto or to Bank immediately before it changed its lending office, (c) Taxes attributable a failure by Bank to comply with Section 1.8(e), and (d) any withholding Taxes imposed under FATCA. For purposes of this definition of “Excluded Taxes,” the term “Bank” include any assignee or successor.

“Existing Credit Facility” means that certain Loan and Security Agreement, dated as of April 26, 2021, as amended and amended and restated from time to time, by and between [TEXT REDACTED], and Borrower.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) [TEXT REDACTED].

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Funding Commitments” are Borrower’s commitment to fund amounts, less any amounts the Borrower is entitled to retain, related to Borrower’s contractual arrangements with its issuing bank partner, other capital partners, and contractors, through which each of Borrower’s bank partner and other capital partners periodically remit to Borrower the cash related to loans the funding source has originated. These amounts are funding to the relevant contractor when certain milestones relating to the installation of residential solar systems or the construction of installation of other home improvement projects underlying the consumer receivable have been reached.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is SL Financial Holdings, Inc.

“Guaranty” is any guarantee of all or any part of the Obligation, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Home Improvement Project” means the repair, remodel, alteration, conversion or modernization of, or the addition to, a residential property, in each case provided by or installed by an Installer for Customers, including but not limited to Solar System installation.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 11.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” is defined in Section 11.8.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.

“Installer” means each company identified by and contracting with Borrower for the installation of Solar Systems or the undertaking of Home Improvement Projects, or for the management of a network of installers or contractors that install Solar Systems and/or Home Improvement Projects.

“Installer Advance” means any or all Milestone Advances or Prefunded Advances, as the context may require.

“Installer Agreement” means each agreement entered into by and between Borrower and any Installer for the installation of Solar Systems or the undertaking of Home Improvement Projects.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)            its Copyrights, Trademarks and Patents;

(b)            any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)            any and all source code;

(d)            any and all design rights which may be available to such Person;

(e)            any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)            all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.

“IP Agreement” is that certain Notice of Grant of Security Interest In Intellectual Property between Borrower and Bank dated as of the Effective Date, as may be amended, modified or restated from time to time.

“Key Person” is Matt Potere, Borrower’s Chief Executive Officer.

“Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” is, at any time, the sum of the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the IP Agreement, Control Agreements, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.

“Loan Parties” means the collective reference to the Borrower and Guarantor.

“Loan Program Agreements” means, collectively, (a) that certain Second Amended and Restated Loan Program Agreement, dated as of April 25, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), (b) that certain Second Amended and Restated Loan Sale Agreement, dated as of April 25, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), (c) that certain Amended and Restated Home Improvement Loan Program Agreement, dated as of April 25, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), (d) that certain Amended and Restated Loan Sale Agreement, dated as of April 25, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), (e) that certain Master Services Agreement dated January 13, 2020 and (f) that certain Amended and Restated Administrative Services Agreement dated as of April 25, 2023 by and between the Borrower and the Bank.

“Marketing Advance Program” means any program pursuant to which Borrower provides to an Installer certain upfront payments solely in respect of such Installer’s marketing efforts with the intent of obtaining an exclusivity commitment, “first look” commitment, and/or specified volume commitment, in each case, in respect of the Originated Customer Loans facilitated by Borrower under the applicable Installer Agreement.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Contract” means (a) each Installer Agreement involving aggregate consideration payable of at least $1,000,000, (b) each Approved Capital Partner Loan Program Agreement and (c) any other contractual obligations exceeding $1,000,000 or any contractual obligations as to which such default could reasonably be expected to have a Material Adverse Change.

“Maturity Date” means the date that is thirty (30) months after the Effective Date.

“Maximum Covered Loan Sale Amount” means an amount equal to [TEXT REDACTED].

“Milestone Advances” means, as of any date of determination and for each Originated Customer Loan, each payment made by Borrower to an Installer in connection with such Originated Customer Loan, following the satisfaction of the “Initial Approval”, “Initial Completion” and/or “Permitting Completion” milestones under the applicable Installer Agreement.

“Minimum Cash Threshold” means that Borrower maintains unrestricted cash in an aggregate amount of not less than $20,000,000 in either Deposit Accounts (other than any Excluded Accounts) maintained with Bank or its Affiliates.

“Monthly Agings Report” is defined in Section 5.3(b).

“Monthly Cancellation Report” means a monthly report duly executed by a Responsible Officer of Borrower in form and substance satisfactory Bank setting forth the monthly average rates of Customer Cancellations for the twelve-month period most recently ended.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Originated” or “originated” means, with respect to any Originated Customer Loan, the funding of such loan in accordance with the terms of the Approved Capital Partner Loan Program Agreement.

“Originated Customer Loan” means, in respect of each Customer, a solar or home improvement loan provided to it by the applicable Approved Capital Partner, which shall have been facilitated by Borrower under the applicable Installer Agreement, and originated by an Approved Capital Partner pursuant to the terms of the applicable Approved Capital Partner Loan Program Agreement, whereby such Approved Capital Partner shall (a) originate such loans to such Customer and (b) remit to Borrower an amount equal to the Originated Customer Loan Funded Amount to (i) reimburse Borrower for the aggregate amount of any advances made to the applicable Installer and (ii) pay Borrower an Origination Fee in respect thereof.

“Originated Customer Loan Amount” means, in respect of each Originated Customer Loan, the original principal amount thereof (including in such principal amount any original issue discount applied to such loan in accordance with such Installer Agreement and the pricing supplement thereto).

“Originated Customer Loan Funded Amount” means, in respect of each Originated Customer Loan, the Originated Customer Loan Amount of such Originated Customer Loan minus the original issue discount applied to such loan in accordance with any applicable Installer Agreement and the pricing supplement thereto.

“Origination Fee” means, in respect of each Originated Customer Loan, an origination fee in an amount equal to the difference between (a) the Originated Customer Loan Funded Amount and (b) amount owed to the applicable Installer in respect of the related Home Improvement Project; provided that the Origination Fee shall in no event be less than zero (0).

“Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means Sunlight Financial Holdings, Inc.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Perfection Certificate” is the Perfection Certificate delivered by Borrower in connection with this Agreement.

“Permitted Christiana Custody Account” means such deposit account identified on the Perfection Certificate delivered on the Effective Date as the Permitted Christiana Custody Account maintained at Christiana Trust for the purpose of owning consumer loans repurchased from capital partners, so long as the aggregate amount on deposit in such deposit account does not exceed $5,000 at any time.

“Permitted Christiana Trust Account” means such deposit account identified on the Perfection Certificate delivered on the Effective Date as the Permitted Christiana Trust Account maintained at Christiana Trust for the purpose of owning consumer loans repurchased from capital partners, so long as the aggregate amount on deposit in such deposit account does not exceed $100,000 at any time.

“Permitted Indebtedness” is:

(a)            Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)            subject to Section 5.14(c), Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c)            unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(d)            Indebtedness under the Loan Program Agreements;

(e)            Indebtedness of any Permitted Warehouse SPV with respect to any Permitted Warehouse Financing;

(f)            unsecured guarantees by Borrower with respect to obligations of Permitted Warehouse SPVs or certain “Bad Acts” of Borrower and its Affiliates (i) so long as such guarantee is (A) satisfactory to Bank and (B) consistent with industry norms for such guarantees and (ii) no Default or Event of Default has occurred as of the date that such guarantee is entered into;

(g)            the incurrence of hedging obligations and other derivatives (not for the purpose of speculation) in the ordinary course of business and consistent with prudent business practices;

(h)            Indebtedness of Borrower in connection with Permitted Repurchases; and

(i)            extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)            Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b)            Investments consisting of Cash Equivalents;

(c)            Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)            Investments consisting of deposit accounts or securities accounts (but only to the extent that Borrower is permitted to maintain such accounts pursuant to Section 5.8 of this Agreement) in which Bank has a first priority perfected security interest;

(e)            Investments accepted in connection with Transfers permitted by Section 6.1;

(f)            [reserved];

(g)            Investments consisting of the creation of a Permitted Warehouse SPV;

(h)            cash and non-cash Investments by Borrower in Permitted Warehouse SPVs; provided that (i) the sole purpose of each such Investment shall be to permit such Permitted Warehouse SPVs to consummate the applicable purchase of Borrower Purchased Customer Loans, to substitute Borrower Purchased Customer Loans, in each case, pursuant to the terms of a Permitted Warehouse Financing; (ii) each such Investment shall not exceed the portion of the purchase price for the applicable Borrower Purchased Customer Loans that may be funded by Borrower pursuant to the applicable Purchase Agreement (and not financed pursuant by any proceeds of the applicable Permitted Warehouse Financing); (iii) Borrower is in compliance with the Minimum Cash Threshold immediately before and after giving effect to such Investment; and (iv) no Default or Event of Default has occurred and is continuing or would result from such Investment;

(i)            Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;

(j)            Purchases by Borrower of Borrower Purchased Customer Loans in accordance with the terms and conditions of the applicable capital partner loan program agreement or Permitted Repurchases;

(k)           advances made in accordance with the terms and conditions of the applicable Installer Agreement; and

(l)            rebates, advances, or other similar upfront payments to an Installer in accordance with the terms and conditions of the applicable Installer Agreement, including, without limitation, (i) any Marketing Advance Program, (ii) any Prebate Program, (iii) any Prefunded Advance Program, and (iv) any other program that provides for Borrower to make any such payments to such Installer (A) in respect of such Installer’s then-estimated future volume of Originated Customer Loans, (B) to become the exclusive provider of Originated Customer Loans for such Installer, (C) to obtain a “first look” or specified volume commitment in respect of such Originated Customer Loans, or (D) to the extent Borrower determines is necessary or advisable in its reasonable business judgment.

“Permitted Liens” are:

(a)            Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement, the other Loan Documents or the Loan Program Agreements;

(b)            Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code, and the Treasury Regulations adopted thereunder;

(c)            Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(d)            Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(e)            Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(f)             non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(g)            Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 7.4 and 7.7;

(h)            easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)             Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement or on purchases of Borrower Purchased Customer Loans permitted pursuant to Sections 6.1(g) or (h);

(j)             Liens on the assets of Permitted Warehouse SPVs securing Indebtedness that is permitted under clause (e) of the definition of “Permitted Indebtedness”;

(k)            Liens on Excluded Accounts; and

(l)             customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that (i) Bank has a first priority perfected security interest in such account or (ii) such account is permitted to be maintained pursuant to Section 5.8 of this Agreement.

“Permitted Rebate Account” means such deposit account identified on the Perfection Certificate delivered on the Effective Date as the Permitted Rebate Account maintained at [TEXT REDACTED] for the purpose of administering rebate program between Borrower’s installer partners and solar equipment providers, so long as the aggregate amount on deposit in such deposit account does not exceed $35,000 at any time.

“Permitted Repurchases” means repurchases by Borrower of Borrower Purchased Customer Loans from Permitted Warehouse SPVs that are (a) in the ordinary course of business and solely as a result of a breach of a representation or warranty by Borrower made with respect to such Borrower Purchased Customer Loan being repurchased, which representation or warranty is made and which breach exists at the time of the transfer of such Borrower Purchased Customer Loan to such Permitted Warehouse SPV (and for clarity, excluding any continuing representations and warranties as to such Borrower Purchased Customer Loans, including, without limitation, a continuing representation or warranty as to the collectability of such Borrower Purchased Customer Loan) or (b) otherwise approved by Bank in writing.

“Permitted Warehouse Accounts” means accounts required by creditors under any Permitted Warehouse Financing so long as such accounts: (a) contain funds solely for the purpose of reserve requirements, collections or operations of the Permitted Warehouse SPV and (b) contain no funds of Borrower, other than those which represent Investments by Borrower in such SPVs to the extent permitted by clause (h) of the definition of “Permitted Investments”.

“Permitted Warehouse Financing” means any loan purchase, loan financing, warehouse, or other similar agreement, entered into from time to time by a Permitted Warehouse SPV and which shall not include any financial obligation or Indebtedness of any Borrower or any other Subsidiary that is not the Permitted Warehouse SPV obligated thereunder other than Permitted Repurchases permitted by clause (j) of the definition of “Permitted Investments” or such Indebtedness permitted by clause (f) of the definition of “Permitted Indebtedness”.

“Permitted Warehouse SPV” means any securitization trust or special purpose vehicle which is a Subsidiary of Borrower, hereafter formed solely for the purpose of purchasing Borrower Purchased Customer Loans in connection with a Permitted Warehouse Financing; provided that under no circumstance shall Borrower be deemed to be a Permitted Warehouse SPV under this definition.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Platform” is defined in Section 5.6(c).

“Prebate Program” means any program pursuant to which Borrower provides to an Installer an upfront rebate (i.e., a prebate) in respect of, and in advance of, such Installer’s then-estimated future volume of Originated Customer Loans solely in order to obtain from such Installer an exclusivity commitment, “first look” commitment, and/or specified volume commitment, in each case, in respect of the Originated Customer Loans facilitated by Borrower under the applicable Installer Agreement.

“Prefunded Advances” means, as of any date of determination and for each Originated Customer Loan, each payment made by Borrower to an Installer in connection with such Originated Customer Loan in an amount not to exceed the applicable Adjusted Funding Payment Amount, following the satisfaction of the “Substantial Completion”, “Final Completion”, “PTO Completion” milestones or funding requirements under such Installer’s Installer Agreement immediately prior to the origination of the Originated Customer Loan.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Bank) or any similar release by the Federal Reserve Board (as determined by the Bank). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Purchase Agreement” is defined in Section 6.1(g).

“Qualified Approved Capital Provider” means any financial institution that (a) has assets on its balance sheet of $1,000,000,000 or more at the time of entering into an Approved Capital Partner Loan Program Agreement with Borrower and (b) is a member of the Federal Deposit Insurance Corporation, National Credit Union Administration or National Association of Insurance Commissioners.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Representatives” is defined in Section 11.8.

“Responsible Officer” is any of the Chief Executive Officer, Chief Financial Officer, General Counsel of Borrower, Financial Operations Director and FP&A Director.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could reasonably be expected to interfere with Bank’s right to sell any Collateral.

“Rollover Agreement” means an agreement substantially in the form attached hereto as Exhibit C, pursuant to which amounts due and unpaid under the Loan Program Agreements to Bank shall be converted into Tranche 1 Term Loans or Tranche 2 Term Loans hereunder, as applicable, upon the terms and conditions set forth in such agreement.

“Rollover Amount” means an amount equal to the amounts due and unpaid under the Loan Program Agreements that are specified in the applicable supplement to the Rollover Agreement.

“Routine Inquiry” means any inquiry, written or otherwise, made by any Governmental Authority to any Person in connection with (i) the routine transmittal of a customer complaint, (ii) a formal or informal request for information or documents (whether pursuant to any requirements of law or otherwise) regarding the Person’s business activities, licensing status and/or regulatory posture (other than (A) a formal or informal inquiry, (B) a request for information or documents or (C) an investigation that, in any case, alleges any material non-compliance by such Person with respect to any (x) applicable Laws or (y) requirements relating to business activities, licensing status or regulatory posture) or (iii) a formal or informal investigation or other information or document request (whether pursuant to any requirements of law or otherwise) into acts or practices that would not render the Originated Customer Loans invalid, illegal or unenforceable as a matter of law or in accordance with their terms.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.

“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, the Loan Program Agreements, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“SOFR Loan” means an Advance that bears interest at a rate based on 1 Month SOFR.

“Solar Systems” means the residential solar energy power systems and energy efficient systems, renewable energy storage systems, solar plus storage systems, Tesla solar roof and products reasonably related thereto provided to Customers by Installers; provided that “Solar Systems” shall not include any ineligible assets and projects as set forth in the applicable Approved Capital Provider Loan Program Agreement.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“[TEXT REDACTED] Cash Collateral Account” means a deposit account identified on the Perfection Certificate delivered on the Effective Date as the [TEXT REDACTED] Cash Collateral Account held with [TEXT REDACTED] into which Borrower shall have deposited an aggregate amount not to exceed [TEXT REDACTED] to secure Borrower’s obligations arising under the letter of credit referenced in that certain Bank Services Cash Pledge Agreement, to be dated on or about April 25, 2023, subject to the terms and conditions set forth in such agreement and Section 5.14(c).

“Tax Distributions” means distributions made by Borrower to its direct or indirect beneficial owners in respect of tax liabilities of such owners attributable to the taxable income of Borrower, provided such distributions are made pursuant to, and to the extent permitted by, Section 6.2 of Borrower’s Fifth Amended and Restated Limited Liability Company Agreement (as in effect on, and amended through, the Effective Date).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“Tranche 1 Commitments” means the Bank’s commitments to make Tranche 1 Term Loans hereunder, in an initial aggregate amount of $38,800,000.00.

“Tranche 2 Commitments” means the Bank’s commitments to make Tranche 2 Term Loan hereunder, in an initial aggregate amount of $49,800,000.00.

“Tranche 1 Initial Advance” is defined in Section 2.2(d).

“Tranche 1 Term Loan” means a term loan as described in Section 1.1(a), which for the avoidance of doubt, includes the Tranche 1 Initial Advance.

“Tranche 2 Term Loan” means a term loan as described in Section 1.1(b).

“Tranche 1 Term Loan Advance Date” means the date of making of an advance of Tranche 1 Term Loans as specified in the applicable Advance Request Form and subject to the satisfaction of all applicable conditions precedent set forth in Section 2.1 and Section 2.2, as applicable.

“Tranche 2 Term Loan Advance Date” means the date of making of an advance of Tranche 2 Term Loans as specified in the applicable Advance Request Form and subject to the satisfaction of all applicable conditions precedent set forth in Section 2.2.

“Transfer” is defined in Section 6.1.

“Unused Fee” means the fee described in Section 1.4(b).

“Upfront Fee” means the fee described in Section 1.4(a).

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

13.          GUARANTY

13.1        Guarantee of the Obligations. Guarantor hereby irrevocably and unconditionally guarantee the due and punctual payment in full of all Secured Obligations when and as the same shall become due. In furtherance of the foregoing, Guarantor hereby agrees that upon the failure of the Borrower or any other Person to pay any of the Secured Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the U.S. Bankruptcy Code) or any similar provision of any other debtor relief law), Guarantor will upon demand pay, or cause to be paid, in cash, to the Bank, an amount equal to the sum of all Secured Obligations then due as aforesaid.

13.2        Indemnity the Borrower; Contribution by the Guarantors.

(a)            In addition to all such rights of indemnity and subrogation as Guarantor may have under applicable law (but subject to Section 13.5), the Borrower agrees that (i) in the event a payment in shall be made by any Guarantor under its Guaranty, the Borrower shall indemnify Guarantor for the full amount of such payment and Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any Collateral provided by Guarantor shall be sold to satisfy in whole or in part any Secured Obligations, the Borrower shall indemnify Guarantor in an amount equal to the fair market value of the assets so sold.

13.3        Liability of Guarantor Absolute. Guarantor agrees that its obligations under this Section 13 are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in cash of the Secured Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

(a)            its Guaranty is a guarantee of payment when due and not of collectability and is a primary obligation of Guarantor and not merely a contract of surety;

(b)            the Bank may enforce its Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and the Bank with respect to the existence of such Event of Default;

(c)            the obligations of Guarantor hereunder are independent of the obligations of the Borrower or of any other guarantor of the Secured Obligations, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against the Borrower, any such other guarantor or any other Person and whether or not the Borrower, any such other guarantor or any other Person is joined in any such action or actions;

(d)            payment by Guarantor of a portion, but not all, of the Secured Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Obligations that has not been paid and, without limiting the generality of the foregoing, if the Bank is awarded a judgment in any suit brought to enforce Guarantor’s covenant to pay a portion of the Secured Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Secured Obligations that is not the subject of such suit;

(e)            the Bank may, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of the Guaranties or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor’s liability under this Section 13, at any time and from time to time (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto, and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guarantees of the Obligations and take and hold security for the payment of the Secured Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guarantees of the Secured Obligations or any other obligation of any Person with respect to the Secured Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of the Bank in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Bank may have against any such security, in each case as the Bank in its discretion may determine consistent herewith or any Loan Program Agreement, including foreclosure or other realization on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Loan Party or any security for the Obligations, and (vi) exercise any other rights available to it under the Loan Documents or any Loan Program Agreements; and

(f)             the Guaranties and the obligations of Guarantor thereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them (in any case other than payment in full in cash of the Secured Obligations): (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or any Loan Program Agreements, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guarantee of or security for the payment of the Secured Obligations, (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of any Loan Document, any Loan Program Agreement or any agreement or instrument executed pursuant thereto, or of any other guarantee or security for the Secured Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Loan Program Agreement or any agreement relating to such other guarantee or security, (iii) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any Loan Program Agreement under which any Secured Obligations arose or from the proceeds of any security for the Secured Obligations, except to the extent such security also serves as collateral for indebtedness other than the Secured Obligations) to the payment of obligations other than the Secured Obligations, even though the Bank could have elected to apply such payment to all or any part of the Secured Obligations, (v) the Bank’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any Subsidiary and to any corresponding restructuring of the Secured Obligations, (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Secured Obligations, (vii) any defenses, set offs or counterclaims that the Borrower or any other Person may allege or assert against the Bank in respect of the Secured Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, and (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Secured Obligations.

13.4        Waivers by the Guarantor. Guarantor hereby waives, for the benefit of the Bank: (a) any right to require the Bank, as a condition of payment or performance by Guarantor in respect of its obligations under this Section 13, (i) to proceed against the Borrower, any other guarantor of the Secured Obligations or any other Person, (ii) to proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) to proceed against or have resort to any balance of any deposit account or credit on the books of the Bank in favor of any Loan Party or any other Person, or (iv) to pursue any other remedy in the power of the Bank whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower, including any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment in full in cash of the Secured Obligations; (c) any defense based upon any law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Bank’s errors or omissions in the administration of the Secured Obligations; (e) (1) any principles or provisions of any law that are or might be in conflict with the terms hereof or any legal or equitable discharge of Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that the Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under the Loan Documents, any Loan Program Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to the Borrower or any other Loan Party and notices of any of the matters referred to in Section 13.3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

13.5        Guarantor’s Rights of Subrogation, Contribution, Etc. Until the Secured Obligations shall have been indefeasibly paid in full in cash and the Commitments shall have terminated, Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with its Guaranty of Secured Obligations or the performance by Guarantor of its obligations thereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnity that Guarantor now has or may hereafter have against the Borrower with respect to the Secured Obligations, including any such right of indemnity under Section 13.2(a), (b) any right to enforce, or to participate in, any claim, right or remedy that the Bank now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of the Bank. In addition, until the Secured Obligations shall have been indefeasibly paid in full in cash and the Commitments shall have terminated, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor of the Secured Obligations, including any such right of contribution under Section 13.2(b). Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnity and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnity Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Bank may have against the Borrower or any other Loan Party, to all right, title and interest any the Bank may have in any such collateral or security, and to any right the Bank may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnity or contribution rights at any time when all Secured Obligations shall not have been indefeasibly paid in full in cash and all Commitments not having terminated, such amount shall be held in trust for the Bank, and shall forthwith be paid over to the Bank, to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms hereof.

13.6        Continuing Guaranty. The Guaranty of Secured Obligations is a continuing guarantee and shall remain in effect until all of the Secured Obligations (excluding contingent obligations as to which no claim has been made) shall have been paid in full in cash and the Commitments shall have terminated. Guarantor hereby irrevocably waives any right to revoke its Guaranty of Secured Obligations as to future transactions giving rise to any Obligations.

13.7        Authority of the Guarantor or the Borrower. It is not necessary for the Bank y to inquire into the capacity or powers of Guarantor or the Borrower or any Affiliate acting or purporting to act on behalf of any such Person.

13.8        Financial Condition of the Credit Parties. Any Credit Extension may be made or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Parent, the Borrower or any Subsidiary at the time of any such grant or continuation or at the time such other Obligations are incurred, as the case may be. The Bank shall not have any obligation to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of the financial condition of Parent, the Borrower or any Subsidiary. Guarantor has adequate means to obtain information from Parent, the Borrower and the Subsidiaries on a continuing basis concerning the financial condition of Parent, the Borrower and the Subsidiaries and their ability to perform the Secured Obligations, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Parent, the Borrower and the Subsidiaries and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Guarantor hereby waives and relinquishes any duty on the part of the Bank to disclose any matter, fact or thing relating to the business, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of Parent, the Borrower or any Subsidiary now or hereafter known by the Bank.

13.9            Bankruptcy, Etc. The obligations of Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense that the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

13.10            Guarantor acknowledges and agrees that any interest on any portion of the Secured Obligations that accrues after the commencement of any case or proceeding referred to in Section 13.9 (or, if interest on any portion of the Secured Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Secured Obligations if such case or proceeding had not been commenced) shall be included in the Secured Obligations because it is the intention of Guarantor and the Bank that the Secured Obligations that are guaranteed by Guarantor pursuant to this Section 13 should be determined without regard to any rule of law or order that may relieve Parent, the Borrower or any other Subsidiary of any portion of any Secured Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay to the Bank, or allow the claim of the Bank, in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

13.11            In the event that all or any portion of the Secured Obligations are paid by Parent, the Borrower or any other Subsidiary, the obligations of Guarantor under this Section 13 shall continue and remain in full force and effect or be reinstated, as the case may be (notwithstanding any prior release of any Guaranty of Secured Obligations), in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Bank as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Secured Obligations for all purposes hereunder.

[Signature page follows.]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

SUNLIGHT FINANCIAL LLC

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

GUARANTOR

SL FINANCIAL HOLDINGS INC.

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

SOLELY FOR THE PURPOSE OF COMPLIANCE WITH SECTION 6.14 OF THIS AGREEMENT:

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

SL FINANCIAL INVESTOR I LLC

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

SL FINANCIAL INVESTOR II LLC

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

[Signature Page to Loan and Security Agreement]

BANK:

CROSS RIVER BANK

By:	/s/ Gilles Gade
Name: Gilles Gade
Title: Chief Executive Officer, President

By:	/s/ Arlen W. Gelbard
Name: Arlen W. Gelbard
Title: Executive Vice President, General Counsel

[Signature Page to Loan and Security Agreement]

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EXHIBIT A
COMPLIANCE CERTIFICATE

TO:	CROSS RIVER BANK	Date: __________

FROM:	SUNLIGHT FINANCIAL LLC

The undersigned authorized officer of SUNLIGHT FINANCIAL LLC (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Defaults or Events of Default and (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

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Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 30 days	Yes No
Annual financial statements (CPA Audited) with Compliance Certificate	FYE within 180 days[1]	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC[2]	Yes No
Monthly Agings Report	Monthly within 30 days	Yes No
Monthly Cancellation Report	Monthly within 30 days	Yes No
Monthly Legal Reporting	Monthly within 30 days	Yes No
Board approved projections	FYE within 60 days	Yes No
13-week projections	Monthly within 10 Business Days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Liquidity	$20,000,000	$_______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

1 Per Section 5.3(e), to the extent any such documents are included in materials otherwise filed with the SEC, such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower, Parent, or any of their respective Subsidiaries files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, provided, however, that notwithstanding the foregoing, Borrower shall promptly provide such documents to Bank following Bank’s request therefor.

2 Per Section 5.3(h), to the extent any such documents are included in materials otherwise filed with the SEC, such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower, Parent, or any of their respective Subsidiaries files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, provided, however, that notwithstanding the foregoing, Borrower shall promptly provide such documents to Bank following Bank’s request therefor.

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BANK USE ONLY

Received by:
authorized signer

Date:

SUNLIGHT FINANCIAL LLC	Verified:
authorized signer

By:	Date:

Name:
Title:	Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

Liquidity (Section 5.9(a))

Required:

A. $20,000,000

Actual:

B.	Liquidity (unrestricted and unencumbered cash and Cash Equivalents held at $ such time by Borrower in Deposit Accounts or Securities Accounts)

Is line A equal to or greater than the greater of line B?

__ No, not in compliance      __ Yes, in compliance

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EXHIBIT B

ADVANCE REQUEST FORM

[Deadline for same day processing is Noon Eastern Time]

Date: _____________________

Loan Payment:

SUNLIGHT FINANCIAL LLC

From Account #________________________________ To Account

#__________________________________________

(Deposit Account #) (Loan Account #)

Principal $____________________________________ and/or Interest

$________________________________________

Authorized Signature: Phone Number:

Print Name/Title:

Select type of advance:

Loan Advance ___ Rollover___

Select Tranche if Rollover

Tranche 1 ___ Tranche 2 ___

To Account #__________________________________________

(Designated Deposit Account #)

Amount of Advance $___________________________

(1) All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date.

(2) As of such Funding Date and after giving effect to such Credit Extension the availability and borrowing limitations specified in Section 1.1 shall be complied with.

(3) No Default or Event of Default shall have occurred as of or on such Funding Date or after giving effect to the Credit Extension requested on such Funding Date.

(4) There shall not have occurred since April 2, 2023, any event or condition that has had or would be reasonably expected to have a Material Adverse Change (other than as previously disclosed to the Bank or disclosed or included in any public filing prior to the Effective Date).

Authorized Signature: Phone Number:

Print Name/Title:

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Authorized Signature: ___________________________ 2nd Signature (if required): _______________________________

Print Name/Title: ______________________________ Print Name/Title: ______________________________________

Telephone #: Telephone #: _____________________________

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EXHIBIT C

FORM OF ROLLOVER AGREEMENT

THIS ROLLOVER AGREEMENT (this “Agreement”) is dated as of [●] (the “Effective Date”) between CROSS RIVER BANK, a New Jersey state-chartered bank (“Bank”), SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (“Borrower” and collectively with Bank, the “Parties”). Capitalized terms not defined in this Agreement shall have the meaning set forth in the Loan and Security Agreement, dated as of [●] (the “Loan Agreement”), by and among Bank, Borrower and the Guarantor (as defined in the Loan Agreement).

WHEREAS, Borrower and Bank were and are party to the Loan Program Agreements;

WHEREAS, pursuant to the Loan Program Agreements, Borrower owes amounts (including, without limitation, amount that were accrued and unpaid under the Loan Program Agreements) to Bank, which are due and owing on the Effective Date;

WHEREAS, pursuant to the Loan Program Agreements, Borrower will incur new obligations to Bank from time to time;

WHEREAS, the Parties wish to, from time to time, refinance Borrower’s existing obligations and certain of Borrower’s new obligations to be incurred from time to time to Bank pursuant to the Loan Program Agreements (collectively, the “LPA Obligations”) on a cashless basis by incurring Tranche 1 Term Loans and Tranche 2 Term Loans, with such incurrence being deemed to constitute a repayment and satisfaction of LPA Obligations in an amount equal to the Rollover Amount and with the proceeds of such Tranche 1 Term Loans and Tranche 2 Term Loans earmarked for the sole purpose of satisfying the refinanced LPA Obligations.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

14.          CONDITIONS OF CREDIT EXTENSIONS

14.1        Loan Agreement Governs

(a)            The extension of Tranche 1 Term Loans (other than Tranche 1 Term Loans extended pursuant to the Tranche 1 Initial Advance) and Tranche 2 Term Loans (collectively, “Term Loans”) shall be governed by the Loan Agreement, and Term Loans shall not be extended pursuant to the Loan Agreement if the conditions for the extension of Term Loans in the Loan Agreement are not satisfied.

14.2        Other Conditions Precedent to Extension of Term Loans

(a)            Simultaneously with the submission of an Advance Request Form pursuant to Section 1.9(b) of the Loan Agreement, Borrower shall submit to Bank a supplement (a “Rollover Agreement Supplement”) in substantially the same form as the Excel file sent by Bank to Borrower at [TEXT REDACTED] New York time on [TEXT REDACTED].

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14.3        Eligible LPA Obligations

(a)            Bank will only extend Term Loans in respect of the following LPA Obligations (the “Eligible LPA Obligations”):

(i)             [TEXT REDACTED], with Term Loans extended pursuant to this clause (i) to be Tranche 1 Term Loans;

(ii)            [TEXT REDACTED], with Term Loans extended pursuant to this clause (ii) to be Tranche 2 Term Loans.

15.          EFFECT OF CREDIT EXTENSION

(a)            Subject to the terms and conditions hereof and in the Loan Agreement and the Loan Program Agreements, upon a borrowing of Term Loans pursuant to Section 1.9 of the Loan Agreement (a “Borrowing”), the LPA Obligations referenced in the Advance Request Form (such obligations, the “Refinanced Obligations”) submitted as a condition precedent to the relevant Borrowing shall be deemed repaid and satisfied and Bank shall be deemed to have simultaneously extended Term Loans in the amount of the Refinanced Obligations. For the avoidance of doubt, such repayment and satisfaction is the only form in which Term Loans shall be extended. In no event shall a Term Loan be extended other than on a cashless basis in return for the repayment and satisfaction of Refinanced Obligations.

(b)            Simultaneously with each Borrowing, Borrower agrees that the Refinanced Obligations were legal, valid, and binding obligations of the Borrower that were enforceable in accordance with the terms of the applicable Loan Program Agreements, that no portion of the Refinanced Obligations was subject to any challenge or defense, and the Borrower fully, finally, unconditionally and irrevocably, releases, waives, and forever discharges any right to challenge the Refinanced Obligations.

(c)            Simultaneously with each Borrowing, Bank agrees that the relevant Refinanced Obligations are deemed satisfied. For the avoidance of doubt, any default or event of default under the Loan Purchase Agreements solely resulting from the nonpayment or delinquency of the relevant Refinanced Obligations is hereby waived simultaneous with each Borrowing.

16.          CREDIT EXTENSION AT CLOSING

(a)            Simultaneously with the closing of this Agreement on the Effective Date, and pursuant to the terms of this Agreement and the Loan Agreement, Bank shall extend Tranche 1 Term Loans in an amount equal to the amount specified in the Advance Request Form (which shall be equal to the Tranche 1 Initial Advance) submitted by Borrower to Bank prior to the closing of the Loan Agreement, which shall be the amount of Eligible LPA Obligations due and owing on the Effective Date.

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17.            OTHER COVENANTS

(a)            Borrower and Bank agree that each Borrowing shall be recorded in their books and records as a refinancing of the relevant Eligible LPA Obligations whereby Term Loans shall have been incurred in repayment and satisfaction of the Refinanced Obligations, and Borrower and Bank shall not take any action inconsistent with Borrowings being cashless refinancings of the relevant Refinanced Obligations.

(b)            Borrower and Bank agree that the refinancing of Eligible Obligations with Term Loans pursuant to this Agreement and the Loan Agreement is within their ordinary course of dealing.

18.          NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 5.

If to Borrower:

101 N. Tryon Street, Suite 1000

Charlotte, NC 28246

Attn: General Counsel

Email: notices@sunlightfinancial.com

Website URL: www.sunlightfinancial.com

with a copy to (which shall not constitute notice):

McGuireWoods LLP
Tower Two-Sixty
260 Forbes Avenue #1800
Pittsburgh, PA 15222
Attention:  Hannah T. Frank
Email:  hfrank@mcguirewoods.com

If to Bank: Cross River Bank

Cross River Bank

Fort Lee, New Jersey 07024-5020

Attention: [TEXT REDACTED]

Email: [TEXT REDACTED]

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with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton and Garrison LLP

1285 Avenue of the Americas

New York, NY 10009

Attn: [TEXT REDACTED]

Email: [TEXT REDACTED]

19.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; JUDICIAL REFERENCE

Except as otherwise expressly provided in the Agreement, New York law governs the Agreement without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 6 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

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WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the New York County, New York Supreme Court) appointed in accordance with New York Code of Civil Procedure Section 4312 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in New York County, New York; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of New York Code of Civil Procedure Sections 4312 through 4321, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the New York County, New York Supreme Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to New York Code of Civil Procedure Section 4317). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 6 shall survive the termination of this Agreement.

20.          GENERAL PROVISIONS

20.1        Successors and Assigns.

(a)            This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void.

20.2        Indemnification.

(a)            General Indemnification. Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: (i) all losses, claims, damages, liabilities and related expenses (including Bank Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 7.2 shall be payable promptly after demand therefor. This Section 7.2(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(b)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

This Section 7.2 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

20.3        Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

20.4        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

20.5        Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Agreement or any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

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20.6        Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

20.7        Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, Bank shall use commercially reasonable efforts to obtain any such prospective transferee’s, assignee’s, credit provider’s, purchaser’s or their Representatives’ agreement to the terms of this provision); provided however to the extent such transferees, assignees, credit providers or purchasers are Disqualified Institutions, Bank shall not disclose the Information without Borrower’s prior written consent unless a Default or Event of Default has occurred or is continuing; (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required or requested in connection with Bank’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. “Information” means all information received from Borrower regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

20.8        Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

20.9        Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.

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20.10      Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

20.11      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

20.12     Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

20.13      Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.

21.          MISCELLANEOUS

21.1        Accounting and Other Terms.

(a)            Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP.

(b)            As used in this Agreement: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

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21.2        Authority of the Guarantor or the Borrower. It is not necessary for the Bank to inquire into the capacity or powers of the Guarantor or the Borrower or any Affiliate acting or purporting to act on behalf of any such Person.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

SUNLIGHT FINANCIAL LLC

By:	/s/
Name:
Title:

BANK:

CROSS RIVER BANK

By:	/s/
Name:
Title: